PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE REPORTING PERSONS' APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

                            MEMORANDUM OF AGREEMENT

         THIS MEMORANDUM OF AGREEMENT (together with the Exhibits and Annexes attached hereto, this "MOA") is made and entered into as of this 14th day of December, 2002 (the "MOA Effective Date") by and among America Online Latin America, Inc., a Delaware corporation ("AOLA"), AOL Brasil Ltda., a Brazilian limited liability quota company ("AOLB"), and Banco Itau S.A., a Brazilian bank ("Itau") (each a "Party" and together the "Parties"), to amend and modify the Strategic Interactive Services and Marketing Agreement dated June 12, 2000, as heretofore amended, by and among the Parties (including the exhibits thereto, the "SMA").

         WHEREAS, pursuant to the terms of the SMA, the Parties market a co-branded version of the AOLB Service to Itau Customers;

         WHEREAS, the Parties have agreed to amend and modify the SMA as outlined in this MOA; and

         WHEREAS, as of the MOA Effective Date, the Parties desire to undertake the marketing activities and other obligations described in Exhibit A;

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound, AOLA, AOLB and Itau hereby agree as follows:

         1. Binding Nature of this MOA; Entire Agreement. This MOA constitutes a valid and binding agreement, enforceable in accordance with the terms hereof against AOLA, AOLB and Itau. As of the MOA Effective Date, the Parties shall perform their respective obligations under the SMA, as it is amended by this MOA. The terms of this MOA supersede and amend the provisions of the SMA to the extent set forth herein, and to the extent that the terms hereof conflict with the terms of the SMA. The representations, warranties, covenants and agreements of the Parties contained in the SMA shall remain in full force and effect to the extent not inconsistent with the terms of this MOA. In the event of any conflict between the rights or obligations of a Party under this MOA and the SMA, this MOA shall govern the rights or obligations of such Party. In all other respects the provisions of the SMA shall continue to govern the business relationship among the Parties, and nothing contained in this MOA should be interpreted as invalidating the SMA. This MOA sets forth the entire agreement, and supersedes any and all prior documents or agreements of the Parties (other than those terms of the SMA that do not conflict herewith), with respect to the subject matter of this MOA, including, without limitation, the "Summary of Itau & AOLA Negotiation" that was used by the Parties as a basis for discussion.

         2. Intention to Formally Amend the SMA. Each of the Parties agrees to negotiate in good faith, for a period of ninety (90) days or such longer period as the Parties may mutually agree, with respect to amending and restating the SMA, including, without limitation, the Marketing Plan, Technical Operating Plan and the Finance Plan contained therein, to (a) incorporate the terms and conditions contained in this MOA, and (b) incorporate any other amendments on which the Parties may mutually agree. Neither (x) the agreement to negotiate contained in this Section 2 of the MOA, nor (y) any failure or inability to reach an agreement on any such amendment to the SMA, shall affect in any way the validity, enforceability or binding nature of the obligations contained in this MOA or the fact that this MOA supersedes the SMA to the extent that the terms hereof and thereof are inconsistent.

         3. Marketing Obligations.

         (a) The Parties hereby agree to undertake and perform, in lieu of the marketing activities called for under the SMA prior to the fifth Anniversary Date, the marketing and other obligations and to pay the amounts set forth in Exhibit A, as may be further detailed in the Marketing Plans agreed upon by the Parties from time to time. Notwithstanding Section 2.1.2 of the SMA, (i) Itau's marketing obligations under the SMA as amended by this MOA shall not be in Itau's discretion except when expressly provided herein, (ii) any Marketing Plans shall be jointly created and agreed upon by the Parties before any such Marketing Plans are effective, and (iii) Itau shall be obligated to spend the amounts, and commit the resources, described in Exhibit A. Notwithstanding
Section 6.1 of the SMA, all marketing materials shall be subject to the approval of the Parties except as expressly provided otherwise herein. Notwithstanding anything to the contrary in the SMA, the Marketing Committee's sole responsibility shall be to jointly review and agree upon those marketing obligations that call for the approval of all Parties. For the avoidance of doubt, notwithstanding this MOA, Itau shall continue to have the obligation to engage in a commercially reasonable level of marketing after the expiration of the five-year period after the Launch Date, as required by Section 2.1.2 of the SMA.

         (b) Notwithstanding the definition of "Material Marketing Breach" contained in the SMA, the term "Material Marketing Breach" shall mean a circumstance whereby Itau is obligated, or would have been obligated in the absence of the annual caps specified in Sections 5(a)(iii), 5(a)(iv) and 5(b)(ii) of Exhibit A (and for the purposes of the calculation excluding the 120% factor used in calculating the Distribution Payments and Promoters Payments), with respect to any two of the immediately preceding four Quarters, to make Marketing Payments to AOLB of more than 50% of the maximum potential Marketing Payments for each of such two Quarters, where the maximum potential Marketing Payments for any Quarter shall be the maximum Marketing Payment Itau would have been liable to make if it had failed to perform all of its obligations in such Quarter (excluding for the purposes of the calculation the 120% factor used in calculating the CD Distribution Payment and Promoters Payments).

         4. Second Anniversary Reference Payment and Minimum Marketing Commitments. As of the MOA Effective Date, Itau shall have no obligation to make (i) any Reference Payment to AOLA or AOLB with respect to the second Anniversary Date (whether pursuant to Section 8 of the SMA or otherwise), or
(ii) any payment with respect to any failure to meet the Minimum Marketing Commitments relating to the period from the first Anniversary Date to the MOA Effective Date. AOLA and AOLB hereby irrevocably waive any claim with respect to any such payments.

         5. Reference Payments. The Parties agree that Itau shall pay the Reference Payments and Marketing Payments described in Exhibit A (if due) in lieu of any Reference Payments that would have been due under the SMA after the MOA Effective Date in the absence of this MOA.

         6. Verified Members. Notwithstanding any provision of the SMA, as of the MOA Effective Date, Itau shall have no rights against AOLA or AOLB related to Itau's obligation to achieve any particular number of Verified Members and Itau shall have no obligation to achieve any particular number of Verified Members for any purpose, and any right, obligation, liability or other contingency relating directly to the failure to achieve any particular number of Verified Members, including any rights and remedies AOLA and/or AOLB may have been able to exercise based on any particular number of Verified Members, shall be deemed void and of no effect. Nothing in this Article 6 shall be deemed to make void or of no effect the provisions of Article 5 of Exhibit A to this MOA.

         7. Termination of Exclusivity. Notwithstanding the provisions of
Section 8.4 of the SMA, neither AOLA nor AOLB will have the right to elect to release the AOLB Parties from their obligations under Section 7.1 or 2.3 of the SMA or Itau from its obligations under Section 2.3 based on the number of total cumulative Verified Members. Instead, AOLA and/or AOLB shall have the right to release the AOLB Parties from their obligations under Section 7.1 and
2.3 of the SMA or Itau from its obligations under Section 2.3 in accordance with the procedure set forth in Section 8.4 of the SMA if; on (i) the third Anniversary Date, the Itau Revenue Percentage is equal to or less than 10%;
(ii) the fourth Anniversary Date, the Itau Revenue Percentage is equal to or less than 12%; and (iii) the fifth Anniversary Date, the Itau Revenue Percentage is equal to or less than 14%.

         8. Termination Fee. If Itau is obligated to make a payment of a Termination Fee, then the amount Itau shall owe, in lieu of the amount that would have been due under the SMA in absence of this MOA, shall be: (i) if the Trigger Date occurs before the second Anniversary Date, the sum of US$ 70,000,000.00; (ii) if the Trigger Date occurs on or after the second Anniversary Date and before the third Anniversary Date, the sum of US$40,000,000.00, plus the result of US$ 30,000,000.00 multiplied by a fraction, the numerator of which is the number of days from the Trigger Date to the third Anniversary Date and the denominator of which is 365; (iii) if the Trigger Date occurs on or after the third Anniversary Date and before the fourth Anniversary Date, the sum of US$ 15,000,000.00, plus the result of US$ 25,000,000.00 multiplied by a fraction, the numerator of which is the number of days from the Trigger Date to the fourth Anniversary Date and the denominator of which is 365; or (iv) if the Trigger Date occurs on or after the fourth Anniversary Date and before the fifth Anniversary Date, the result of US$ 15,000,000.00 multiplied by a fraction, the numerator of which is the number of days from the Trigger Date to the fifth Anniversary Date and the denominator of which is 365. The amount of the Termination Fee shall be reduced by the amount of any Reference Payment or Marketing Payment Itau has generated and paid to AOLA or AOLB after the Trigger Date. In addition, in such circumstances where Itau is obligated to pay a Termination Fee, Itau shall be required to pay a Type I Pro-Rata Reference Payment up to the Trigger Date.

         9. Acceleration Payment. If Itau is obligated to make an Acceleration Payment (including a Type I Acceleration Payment or a Type II Acceleration Payment), then the amount Itau shall owe, in lieu of the amount that would have been due under the SMA in the absence of this MOA, shall be the sum of
(i) the amount of the Reference Payment that would have been due for the Anniversary Year in which the Trigger Date occurred calculated using the Revenue Elements generated and incurred during the period from the last Anniversary Date to the Trigger Date, (ii) the Reference Payments that would be due but for the termination of the SMA for any Anniversary Dates subsequent to the Trigger Date calculated (without duplication of the amount under item
(i)) using the Itau Revenue Percentage determined in accordance with item (i),
(iii) for the Anniversary Year in which the Trigger Date occurs, the maximum Marketing Payments that could be due in such Anniversary Year less any Marketing Payments actually made in such Anniversary Year, and (iv) the maximum Marketing Payments that could be due in any subsequent Anniversary Years.

         10. Pro-Rata Reference Payment. If Itau is obligated to make a Pro-Rata Reference Payment (including a Type I Pro-Rata Reference Payment or a Type II Pro-Rata Reference Payment), then the amount Itau shall owe, in lieu of the amount that would have been due under the SMA in the absence of this MOA, shall be equal to the sum of (A) the product of (i) a Reference Payment for the Anniversary Year in which a Trigger Date occurs calculated using the Revenue Elements generated and incurred during the period from the last Anniversary Date to the Trigger Date, and (ii) a fraction, the numerator of which is the number of days from the last Anniversary Date to the Trigger Date and the denominator of which is 365, and (B) all Marketing Payments, if any, that would be due for that Quarter calculated for the period beginning on the first day of the Quarter and ending on the Trigger Date.

         11. Fifth Anniversary Date. For the avoidance of doubt, under no circumstances shall Itau be obligated to pay any Termination Fee, Acceleration Payment or Pro-Rata Reference Payment if (i) in the case of an Acceleration Payment or a Pro-Rata Reference Payment, the Trigger Date occurs after the fifth Anniversary Date or (ii) in the case of a Termination Fee, the date of the Material Breach giving rise to termination occurs after the fifth Anniversary Date.

         12. Release of Notes. AOLA and AOLB shall, within five (5) Business Days after the MOA Effective Date, take any action necessary promptly to release or cause the Escrow Agent (as defined below) promptly to release each of the First Anniversary Reference Payment Note (Brazil), the First Anniversary Reference Payment Note (Caymans), First Anniversary Termination Fee Note (Brazil), First Anniversary Termination Fee Note (Caymans), Second Anniversary Reference Payment Note (Brazil) and the Second Anniversary Reference Payment Note (Caymans).

         13. Replacement Notes. The Parties hereby agree to take any action necessary to cause the Escrow Agent to deliver to Itau the Second Anniversary Termination Fee Note (Brazil), Second Anniversary Termination Fee Note (Cayman), Third Anniversary Reference Payment Note (Brazil), Third Anniversary Reference Payment Note (Cayman), Third Anniversary Termination Fee Note (Brazil), Third Anniversary Termination Fee Note (Cayman), Fourth Anniversary Reference Payment Note (Brazil), Fourth Anniversary Reference Payment Note (Caymans), Fourth Anniversary Termination Fee Note (Brazil), Fourth Anniversary Termination Fee Note (Cayman), Fifth Anniversary Reference Payment Note (Brazil), Fifth Anniversary Reference Payment Note (Caymans), Fifth Anniversary Termination Fee Note (Brazil) and Fifth Anniversary Termination Fee Note (Cayman), promptly after delivery by Itau of replacement notes (the "Replacement Notes") to the Escrow Agent that are exactly the same as the Reference Payment Notes (Brazil), Reference Payment Notes (Caymans), Termination Fee Notes (Brazil) and Termination Fee Notes (Cayman) identified in this Section 13 and the Reference Payment Notes (Brazil), Reference Payment Notes (Caymans), Termination Fee Notes (Brazil) and Termination Fee Notes (Cayman) attached to the Escrow Agreement as Exhibit A, Exhibit B, Exhibit C and Exhibit D, except that the dates of such Replacement Notes shall be dated the MOA Effective Date and the maximum principal amount of such Replacement Notes shall be $26 million in the case of the Third Anniversary Reference Payment Notes (Brazil) and Third Anniversary Reference Payment Notes (Cayman), $21 million in the case of the Fourth Anniversary Reference Payment Notes (Brazil) and Fourth Anniversary Reference Payment Notes (Cayman), $13 million in the case of the Fifth Anniversary Reference Payment Notes (Brazil) and Fifth Anniversary Reference Payment Notes (Cayman), $70 million in the case of the Second Anniversary Termination Fee Notes (Brazil), Second Anniversary Termination Fee Notes (Cayman), Third Anniversary Termination Fee Notes (Brazil) and Third Anniversary Termination Fee Notes (Cayman) (which shall replace the respective Second Anniversary Termination Fee Notes and Third Anniversary Termination Fee Notes), $40 million in the case of the Fourth Anniversary Termination Fee Notes (Brazil) and Fourth Anniversary Termination Fee Notes (Cayman), and $15 million in the case of the Fifth Anniversary Termination Fee Notes (Brazil) and Fifth Anniversary Termination Fee Notes (Cayman). Before replacing such notes, the Parties shall undertake any action necessary to ensure that the Replacement Notes are treated by the Escrow Agent in exactly the same manner as the notes they replaced would be treated under the Escrow Agreement. For the avoidance of doubt, the Replacement Notes shall be treated under the Escrow Agreement (the "Escrow Agreement"), dated as of August 11, 2000, by and among The Bank of New York, as escrow agent (the "Escrow Agent"), as if they were the same as the notes they replaced.

         14. Anniversary Date. The Parties hereby agree that, notwithstanding the definition of "Anniversary Date" set forth in the SMA, after the MOA Effective Date, "Anniversary Date" shall mean the date that is 100 days after the MOA Effective Date (which date is the "second Anniversary Date") and each successive one year anniversary of such date. For the avoidance of doubt, nothing in this MOA is intended to change the date of the first Anniversary Date.

         15. Termination for Bankruptcy, Insolvency and Related Events. In the event that Itau experiences any of the events in clauses (a) through (d) of the first sentence of Section 11.9 of the SMA, AOLB's sole and exclusive remedy shall be that a Type II Acceleration Payment shall become immediately due and payable by Itau to AOLB. Upon payment of such Acceleration Payment, Itau shall be relieved of its obligation to pay any Reference Payments or Marketing Payments for Anniversary Dates which occur after the Termination Date. In the event that AOLB experiences any of the events in clauses (a) through (d) of the first sentence of Section 11.9 of the SMA, Itau shall be relieved of its obligation to pay any Reference Payments, Termination Fee, Marketing Payments, Acceleration Payments or Pro Rata Reference Payments after the Termination Date, except a Type II Pro-Rata Reference Payment for the Anniversary Year in which the Termination Date occurs which shall be due and payable by Itau to AOLB within ten (10) Business Days.

         16. AOLB/Itau Subscriber. The Parties hereby agree that, notwithstanding the definition of "AOLB/Itau Subscriber" set forth in the SMA, after the MOA Effective Date "AOLB/Itau Subscriber" shall mean either (a) a subscriber that was an AOLB/Itau Subscriber (as that term is defined in the SMA) prior to the MOA Effective Date, or (b) a subscriber to the Co-Branded Service that has registered for a plan described in Section 1(b) or Section 1(e) of Exhibit A (or such other plan as may be agreed between the Parties) in accordance with the procedures set forth in Section 1(c) of Exhibit A (or such other procedure as may be agreed to by the Parties), in each case whose account has not been cancelled or terminated as a result of a violation of the Terms of Service or at the direction of Itau.

         17. Publicity. As permitted by Section 6 of the SMA, the Parties shall issue a jointly agreed press release no later than 8:00 AM Eastern Standard Time on the second business day following the MOA Effective Date (Tuesday, December 17, 2002). In addition thereto, and for the avoidance of doubt, each party shall be permitted to make any necessary disclosure required by securities laws in the United States or Brazil or by the exchange or market on which such Party's shares are listed or traded.

         18. Governing Law. This MOA shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without reference to the conflict of laws provisions thereof except for N.Y. G.O.L. ss.ss. 5-1401 and 5-1402.

         19. Severability. Any provision of this MOA which is held invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this MOA invalid, illegal or unenforceable in any other jurisdiction.

         20. Costs and Expenses. Each of the Parties shall be responsible for and pay all costs and expenses, including the fees of attorneys, accountants and other professionals, that it incurs in connection with the drafting and negotiation of this MOA, including the costs and expenses associated with obtaining any necessary governmental approvals.

         21. No Waiver of Rights. No failure or delay on the part of any Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this MOA shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this MOA are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         22. Governmental Consents and Filings. Each Party shall use its commercially reasonable efforts to obtain all required governmental consents and make all governmental filings that may be necessary in connection with this MOA.

         23. Company Approvals. Each of the Parties represents and warrants that it has full corporate power and authority to execute and deliver this MOA, that this MOA has been duly authorized by all necessary corporate action on the part of such Party and that when executed and delivered by each such Party, this MOA will constitute a valid and legally binding obligation of such Party enforceable against such Party in accordance with its terms.

         24. Commercial Disputes. The Parties will act in good faith and use commercially reasonable efforts to reach agreement with regard to any terms in this MOA that require the Parties to cooperate or to reach mutual agreement. If any dispute, controversy or disagreement (each a "Disagreement") relating to such terms arises that cannot be promptly resolved by the Parties, either party may submit the Disagreement to the Marketing Committee for resolution. If the Marketing Committee is unable to amicably resolve the Disagreement in three Business Days following submission of the Disagreement to the Marketing Committee, the Disagreement will be escalated on the Business Day following the last day of such three day period to the Management Committee for resolution in a period of three Business Days. If the Management Committee is unable to amicably resolve the Disagreement in the three Business Day period following submission of the Disagreement to the Management Committee, the Disagreement will be escalated to the President of AOLB and the Executive Director of Itau responsible for marketing on the Business Day following the last day of such three Business Day period for resolution in a period of three Business Days. If such persons are unable to amicably resolve the Disagreement in the three Business Day period following submission of the Disagreement, the Disagreement will be escalated to the President and Chief Executive Officer of AOLA and the Executive Director of Itau responsible for the business relationship with AOLB (presently Milton Monteiro) on the Business Day following the last day of such three Business Day period for resolution in a period of three Business Days.

         25. Disputes; Continued Performance.

         (a) Any dispute, controversy or claim arising out of or relating to this MOA (including, without limitation, claims that a party has not acted in good faith and used commercially reasonable efforts to reach agreement with regard to any terms in this MOA that require the parties to cooperate or to reach mutual agreement) shall be submitted to arbitration in accordance with
Article 13 of the SMA; provided, however, that the arbitrators shall not have the authority to alter or amend any term of this MOA or resolve any disagreements in a manner inconsistent with the terms of this MOA. As provided in Section 13.8 of the SMA, the Parties shall continue to perform their obligations under the SMA and this MOA during the pendency of any arbitral or mediation proceeding.

         (b) In the event that, after following the procedures set forth in
Section 24, the Parties are unable to reach mutual agreement with regard to any terms in Exhibit A that require the parties to cooperate or to reach mutual agreement with respect to the marketing activities described in Exhibit A, and a party refers such Dispute to arbitration, then Forty Five Day Arbitration shall apply provided, however, that the arbitrators shall not have the authority to alter or amend any term of this MOA or resolve any disagreements in a manner inconsistent with the terms of this MOA. Such a Dispute may be resolved ex aequo et bono in the discretion of the arbitrators, and in the event (x) an award is granted in favor of Itau, then Itau shall undertake the marketing activities that were the subject of such Dispute in accordance with such award and as provided in Exhibit A and AOLB shall have the right to direct Itau, in writing, not to undertake such activities and if so directed Itau shall not undertake such activities, provided that Itau shall be relieved of any obligation to pay any Marketing Payment that would have been required if Itau had not undertaken such marketing activities that were the subject of such Dispute; or (y) an award is granted in favor of AOLB, then Itau shall undertake the marketing activities that were the subject of such Dispute in accordance with such award and as provided in Exhibit A, provided, however, that either Party may elect to not have Itau undertake such marketing activities (in either case by providing written notice to the other), in which case Itau shall pay the Marketing Payment for the marketing activities that were the subject of such Dispute. Notwithstanding Section 24, any marketing activities requiring the agreement of the Parties that are directly impacted by the subject matter of a Dispute resolved in accordance with this Section 25 shall be stayed pending the resolution of such Dispute, and if such marketing activities are stayed until after the fifth Anniversary Date, then notwithstanding anything to the contrary (other than this Section 25), such marketing activities shall be performed after the fifth Anniversary Date.

         26. Counterparts and Facsimiles. This MOA may be executed in one or more counterparts, all of which shall collectively be effective as one single original. This MOA may be signed via facsimile signature with the same binding effect as a signed original.

         27. Headings. The descriptive headings contained in this MOA are inserted for convenience only and do not constitute a part of this MOA. References in this MOA, or one of its Exhibits or Annexes to a Section or Article shall mean such Section or Article in the MOA, or such Exhibit or Annex, unless stated otherwise.

         28. Definitions. Unless separately defined in this MOA, all capitalized terms used herein shall have the same meaning given to them in the SMA.

         29. Rules of Construction. In the event that any conflict arises between this Memorandum of Agreement, the Exhibits attached hereto and any Annexes attached hereto, any arbitrator or court (if applicable) shall resolve such conflict by according priority of construction first to this Memorandum of Agreement, second to the Exhibits attached hereto and third to the Annexes attached hereto. In no event will any Marketing Plan be effective to modify this MOA except by means of a formal amendment to this MOA expressly to that effect. In the event of any conflict between any Marketing Plan and this MOA, this MOA shall prevail over the Marketing Plan.

         30. Indemnity Procedures. If a Party entitled to indemnification pursuant to Sections 2(a)(v) or 2(b)(vii) of Exhibit A (the "Indemnified Party") becomes aware of any claim, action, suit, investigation, arbitration or other proceeding (each an "Action") for which the other Party is obligated to indemnify the Indemnified Party, the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnified Party will, to the extent possible under law (i) request the dismissal of the lawsuit on the grounds that it was filed against an improper party (parte ilegitima); or, (ii) in the event such Indemnified Party does not succeed in such attempt, the Indemnified Party will seek to cause the Indemnifying Party to be joined to the law suit (denunciacao da lide), according to Articles 70 to 76 of the Brazilian Civil Procedural Code. In the event the Indemnified Party does not succeed in any of the abovementioned attempts, it will actively defend against such Action in a commercially reasonable manner, and shall bear all costs and expenses of the defense of such Action, including legal fees. The Indemnified Party shall be promptly indemnified for any claims, losses, damages and awards (but not any costs and expenses of the defense of such Action, including legal fees) in accordance with the provisions of Sections 2(a)(v) or 2(b)(vii) of Exhibit A, as applicable. In the event the Indemnified Party and the Indemnifying Party are deemed co-defendants in such Action, they will cooperate, at their own expense, with each other in the defense against such Action. Neither Party shall compromise or settle any Action without the prior written consent of the other Parties hereunder, such consent not to be unreasonably withheld, delayed or denied. The amount to be indemnified shall be adjusted by the CDI (Certificado de Deposito Interbancario) from the date of the disbursement by the Indemnified Party to the date of the effective reimbursement by the Indemnifying Party. For the purposes of this MOA, "CDI" means the interest rate applicable to the Interbank Deposit Certificate, calculated by the daily average rate of interbank deposits denominated "Taxa DI - operacoes extra grupo", expressed in an annual percentage, based on a 252-day year, daily published by Brazilian Custody and Financial Liquidation of Securities Center (CETIP).

                       [Signatures Follow on Next Page]

AOLB BRASIL LTDA.


/s/ Carlos D. Trostli
------------------------
Name: Carlos D. Trostli
Title: President

AMERICA ONLINE LATIN AMERICA, INC.


/s/ Charles M. Herington
------------------------
Charles M. Herington

Title:  President and Chief Executive Officer

BANCO ITAU S.A.


/s/ Milton Luis Ubach Monterio                      /s/ Heli de Andrade
---------------------------------                   ------------------------
Name:  Milton Luis Ubach Monteiro                   Name: Heli de Andrade
Title:  Executive Vice-President                    Title:  Managing Director

WITNESSES:

/s/ Eliana Ribeiro dos Santos
-----------------------------
Eliana Ribeiro dos Santos

R.G. #1859009-1 (SSP-SP)

/s/  Milton R. Camargo
------------------------
Milton R. Camargo

R.G. #3972823-1 (SSP-RJ)

                                   EXHIBIT A

1.       Marketing Efforts.

         a. Marketing Plans. From the MOA Effective Date through the fifth Anniversary Date, the Parties will conduct their marketing efforts with respect to the Co-Branded Service in accordance with the SMA as amended by this MOA and Marketing Plans to be jointly agreed upon and signed by the Marketing Committee pursuant to the SMA as amended by this MOA. The Marketing Plans may further detail Itau's obligations set forth in this MOA, with the cooperation of AOLB as necessary, to make Itau bank branches available for and otherwise facilitate the marketing activities contemplated by this MOA. Any Marketing Plan or changes to a Marketing Plan shall be subject to the approval of the Marketing Committee before any marketing activities described therein may be undertaken, provided that, if the Parties are unable to reach agreement in any Marketing Plan with respect to the implementation of any marketing activities described in this Exhibit A that requires the agreement of the Parties, and such dispute is submitted to the dispute resolution procedures described in Sections 24 and 25 of the body of the MOA, then those marketing activities that are directly impacted by the subject matter of such Dispute shall be stayed pending the resolution of such Dispute.

         b. Price Plans; Free Trial Period; Discontinuance of Free Hours. AOLB may, in its discretion, set the price for subscriptions to the AOLB Service. Except as provided otherwise in Section 1(e) with respect to certain existing AOLB/Itau Subscribers, from the MOA Effective Date through the remainder of the Term, the only subscription plans available for the Co-Branded Service shall be those available for the AOLB Service, and the price for such subscription plans to the Co-Branded Service shall be: (i) for an unlimited hours access subscription plan, the then-standard price for the AOLB Service, less a discount of 20% off the then-standard price, which discount shall be provided by and on the account of AOLB, and (ii) for all other then-standard subscription plans available for the AOLB Service, the price for such subscription plan without any price discount (except as AOLB may permit in its discretion). Any changes AOLB may implement from time to time to the monthly subscription price for the AOLB Service shall apply to the price for the Co-Branded Service using the formula for determining the subscription prices for the Co-Branded Service set forth above. Any discounts provided for herein to the then-current or then-standard price shall mean the price as may be adjusted by the immediately preceding sentence.

                  Any AOLB/Itau Subscriber to any price plan may select among other price plans offered by AOLB to AOLB/Itau Subscribers by using the Keyword "cobranca" when available or by calling the AOLB call center.

                  Such price plans will provide for a free trial period of one month (or such shorter period as AOLB determines in its discretion); provided, that if AOLB offers a free trial period for the AOLB Service that is longer than one month with respect to any price plan in any promotion with a third party (other than promotions with a third party that are (i) Other Qualifying Promotions, (ii) OEM promotions, (iii) not offered for more than one month and that do not involve mass media as described in clause (x) of the definition of "Other Qualifying Promotion" below, (iv) targeted to classes of consumers based on their social needs or charitable purposes, such as schools, school children, handicapped consumers and underprivileged consumers, and (v) fully subsidized by a third party partner), then potential AOLB/Itau Subscribers will be offered the same longer free trial period with respect to such price plan (for as long as the other promotion lasts). For purposes of clause (v) above, the Parties agree that any Affiliate of AOLA or AOLB shall not be considered a "third party."

                  AOLB will apply to potential AOLB/Itau Subscribers who previously were subscribers to the AOLB Service the same restrictions on free trial periods upon re-registration as AOLB applies to its potential subscriber base generally.

                  For any free trial plan offered for the AOLB Service that is longer than one month and that is fully subsidized by a third party partner, AOLB shall promptly after the launch of such plan notify Itau of the details of such plan and Itau may, within 30 days of such notification, elect by notifying AOLB in writing to fully subsidize a substantially similar offer to potential AOLB/Itau Subscribers for the same price AOLB charges such third party (but, for unlimited access plans, for no more than AOLB's then-standard price plan with the 20% discount described herein), for the same time period (both the duration of the free trial and the duration that the offer is available) and subject to any other limitations for such offer, including any limitations on the number of potential subscribers that may accept such offer. Itau shall launch such subsidized promotion within the 30-day period following its written notice to AOLB of its intent to subsidize the promotion, provided that the period shall be extended, if necessary, until such time as AOLB provides Itau with any technical conditions that are necessary for such launch that AOLB offered to the third party.

                  "Other Qualifying Promotion", as used in clause (i) above, means an offer of the AOLB Service where (x) such offer does not involve television, radio, newspapers or magazines (mass media), provided that AOLB may promote such offer in newspaper or magazine inserts or advertisements that primarily promote the products or services offered by such third party, (y) such offer is designed to principally target customers of the third party with which the promotion is made, and (z) the monthly fee (less any applicable discounts) for subscribing to the AOLB Service in response to such offer, when multiplied by the result of 18 minus the number of months of the related free trial period, is more than the then-current price for the similar price plan of the Co-Branded Service (after the 20% discount described above if applicable) multiplied by the result of 18 minus the number of months in the free trial period then being offered for the Co-Branded Service price plan.

                  Except as otherwise set forth in this MOA, notwithstanding those sections of the SMA obligating Itau to pay for certain free hours, Itau shall not be obligated to pay, nor shall it be permitted to pay, on behalf of any AOLB/Itau Subscribers, directly or indirectly, any free hours subsidy (including the payments for free hours provided in Section 2.1.3 and elsewhere in the SMA) for the Co-Branded Service. In addition, Sections 3, 4 and 5 of the Finance Plan of the SMA are hereby terminated and of no further force or effect. Itau shall not offer to any AOLB/Itau Subscriber a subscription to the Co-Branded Service for a price other than those prices described in Section 1(b), except (i) as expressly agreed otherwise by the Parties in a future Marketing Plan (including a fully subsidized offer for an extended free trial as described above in this Section) and
                  (ii) with respect to the following classes of AOLB/Itau
                  Subscribers:

                  (1) Itau employees, for whom the price will be a 30% discount to the then-standard unlimited access price plan for the AOLB Service. AOLB may raise this discount percentage at its discretion. At Itau's discretion, Itau may pay directly to AOLB none, 50% or 100% of the discounted price on behalf of the employees, and the employees will be responsible for the balance, if any. The Parties will work together to determine the feasibility and desirability of having employees pay AOLB directly. AOLB, in its discretion, may offer greater discounts, limited access plans or other plans to specific segments of the Itau employee base. Itau shall not be responsible for any non-payment by its employees (other than any portion of the price Itau may agree to pay pursuant to this Section).

                  (2) Itau Private Bank customers (but only those Itau elects to designate and limited to ten thousand customers), for whom Itau shall pay directly to AOLB the subscription fee described in Section 1(b) above.

                  The Parties may market, offer and promote the Co-Branded Service to the Itau Customers identified in subsection (b) of the definition of "Itau Customers" in the SMA subject to the limitations of this Section; provided, however, that such Itau Customers shall not be entitled to any discount off the price of the AOLB Service. Notwithstanding the foregoing, if such Itau Customers later meet the requirements of subsection (a) of such definition, then Itau may so inform AOLB in writing in a form to be agreed upon by the Parties, and such Itau Customers shall be entitled to the applicable price discount (if any) on the subscription price for the Co-Branded Service beginning with the billing cycle following receipt of the notice by AOLB. AOLB will provide to Itau the same level of information regarding these subscribers as AOLB is required to provide with respect to other AOLB/Itau Subscribers.

         c. Registration Process. Registration for the Co-Branded Service shall only be permitted by one of the following three methods (each of which is described in more detail in Article 2 of this Exhibit A): (i) installation of the Customized Client by the potential AOLB/Itau Subscriber using a CD-ROM provided by AOLB or Itau as described elsewhere herein, (ii) in-person at an Itau branch, and
                  (iii) Sign-up by Phone ("SUBP") if AOLB elects to offer SUBP for the AOLB Service, provided that Itau may not promote SUBP registration or any phone numbers associated therewith unless AOLB has pre-approved such promotion in writing. If in the future AOLB develops other registration methods, AOLB and Itau will discuss the need to include such new methods in the list of potential registration methods. The registration process will be based upon the registration process for the AOLB Service. Any Itau Customer that registers for the Co-Branded Service shall be provided a special Itau promotion code that such Customer shall be required to input (or in the case of SUBP, that the telephone operator will input) as part of the registration process.

                  In the case of registrations by the methods described in clauses (i) and (ii), the registration screens will contain, among other screens, the following: (A) the subscription price and the length of the free trial period (clearly stating that, beginning immediately after the end of the free trial period, the monthly charges will be collected in advance); (B) the available payment options (direct debit or credit card are the payment options although AOLB may, in its discretion, hereafter provide fewer, additional or different payment methods provided that AOLB shall offer the direct debit method to AOLB/Itau Subscribers throughout the
                  Term); (C) a requirement that the potential AOLB/Itau Subscriber read and accept the Terms of Service during registration; and (D) a notice that subscription to the Co-Branded Service is subject to validation by Itau. In addition, subject to applicable laws and regulations, for those AOLB/Itau Subscribers who have subscribed to an unlimited access plan and who have elected direct debit as the form of payment, Itau shall note the 20% discount as part of the AOLB debit entry in their account statements.

                  In the case of SUBP, the registration will be accomplished in two phases. In the first phase, the Itau Customer will call the AOLB call center and will provide his or her details to the AOLB attendant who will complete the registration of a Co-Branded Service account on behalf of the Itau Customer. The AOLB attendant will inform the Itau Customer (i) of the price and the length of the free trial period (clearly stating that, beginning immediately after the end of the free trial period, the monthly charges will be collected in advance), (ii) of the payment options (direct debit or credit cards are the payment options although AOLB may, in its discretion, hereafter provide fewer, additional or different payment methods provided that AOLB shall offer the direct debit method to AOLB/Itau Subscribers throughout the Term), and (iii) that the Itau Customer will be required to read and accept the Terms of Service. Once this initial process is completed, (i) the account shall be activated so that it is accessible by the Itau Customer from any computer that has an AOL browser,
                  (ii) the Itau Customer will be deemed an AOLB/Itau Subscriber for the purposes of the SMA, and (iii) if the AOLB/Itau Subscriber does not have a computer with an AOL browser, AOLB will ship a copy of the Customized Client or the AOLB Client to such AOLB/Itau Subscriber, at AOLB's expense. In the second phase, the AOLB/Itau Subscriber will, in the first login, be prompted to read and accept the Terms of Service through a pop-up screen. It is understood by the Parties that any CD-ROMs containing the Customized Client shipped by AOLB pursuant to sub-section (iii) above shall reduce the aggregate amount of the CD-ROMs (or interactive marketing) that Itau is required to Distribute or direct mail (or purchase) pursuant to Section 2 and Section 3 of this Exhibit A.

                  If any Itau Customer who subscribes to the Co-Branded Service after the MOA Effective Date requests in writing (within ten (10) days after such Itau Customer is first billed for the subscription (i.e., the first bill after any free trial period)) the cancellation of his or her subscription and the reimbursement of the first subscription fee, Itau and AOLB agree that Itau shall provide such reimbursement immediately and shall charge back AOLB for such reimbursement as set forth in Section 10.2.5 of the SMA. Upon such cancellation and reimbursement by Itau, AOLB shall have the right to take all appropriate actions to terminate such Subscriber's account immediately and to take any such other actions with regard to such account as it deems reasonable in accordance with the policies applied to AOLB Members. Regardless of the payment methods available during the registration process, after registration AOLB shall make available to all AOLB/Itau Subscribers the same payment methods as are available to subscribers to the AOLB Service.

                  In addition, Itau Customers who are current subscribers to the AOLB Service, that are identified in subsection (a) of the definition of "Itau Customers" in the SMA, who enter an Itau bank branch and who express to a Promoter an interest in the Co-Branded Service will be directed by the Promoter (or, in Itau's discretion, by Itau employees if no Promoter is deployed to such bank branch) to call the AOLB call center for purposes of enabling AOLB to attempt to cause the Itau Customer to migrate to the Co-Branded Service. Such AOLB Subscribers who migrate to the Co-Branded Service will not be entitled to a new free trial period and will be counted as a registration from the commencement of the billing cycle immediately following the date on which the AOLB Subscriber migrates. No subscriber to the AOLB Service may be migrated to the Co-Branded Service unless Itau verifies such subscriber as an Itau Customer as provided below and such subscriber is identified in subsection (a) of the definition of "Itau Customers" in the SMA.

                  Verification and validation will be done on all registrants to the Co-Branded Service. AOLB will send a file to Itau daily, which will identify all registrants that register with the Itau promotion code. Itau will review this file and respond to AOLB within ten (10) days with (x) a list that identifies each registrant as either persons who meet subsection (a) of the definition of Itau Customers, or registrants who do not so meet such subsection and consequently shall not be entitled to the 20% discount and
                  (y) if direct debit from an Itau account is the payment method, the branch number and the account number so that AOLB can process the collection at the billing cycle of each AOLB/Itau Subscriber. AOLB shall make available boleto bancario as a payment method only when an Itau Customer does not elect credit card or direct debit as the means of payment. Itau further agrees to inform AOLB of when it is not possible for an AOLB/Itau Subscriber to use direct debit as a means of payment and AOLB shall inform such AOLB/Itau Subscriber that it must choose a different method of payment.

                  In order to guarantee the quality of the billing information of AOLB/Itau Subscribers that elect boleto bancario as the means of payment, AOLB may block the access to the Co-Branded Service of, and if applicable cancel the accounts of such AOLB/Itau Subscribers in order to process the validation of billing address and CPF of the AOLB/Itau Subscriber in accordance with the policies applied to AOLB Members. After the initial validation of a registrant, changes to the payment method will be processed by using the Keyword "cobranca" when available or by calling the AOLB call center.

                  The Parties will use good faith efforts to study, within sixty (60) days of the MOA Effective Date, the development of a new methodology and process for verification and validation of AOLB/Itau Subscribers. If the Parties do not agree on a methodology and process, the current validation/verification methodology will remain unchanged. In addition, Itau will study whether, but shall have no obligation, to provide the systems and databases to support online validation of the registration of Itau Customers for all registration methods and real-time verification of such Itau Customers.

         d. Banking Benefits. Itau will make available, beginning within thirty (30) days of the MOA Effective Date, exclusively to all AOLB/Itau Subscribers, at no cost to the AOLB/Itau Subscribers, at least two banking benefits, as well as additional benefits that shall be developed by Itau, the type of which will be at Itau's discretion, but which benefit shall be subject to AOLB's approval (not to be unreasonably withheld) before being made available to the AOLB/Itau Subscribers. Such benefits shall begin with the following two benefits: (i) special Itau e-mail services, including the provision of certain account information (excluding account statement information) sent via AOLB's e-mail system and (ii) AOLB/Itau Subscribers will be able to conduct higher value transactions online than do other Itau Customers. Itau may provide these banking benefits to customers other than the AOLB/Itau Subscribers so long as it
                  (x) charges such other customers for these banking benefits or (y) provides an additional benefit exclusively to AOLB/Itau Subscribers in accordance with the foregoing. Itau may discontinue any benefit in its discretion, provided that
                  (i) it continues to offer at least two (2) other banking benefits exclusively to all AOLB/Itau Subscribers in accordance with the foregoing, and (ii) AOLB/Itau Subscribers will be able to conduct higher value transactions online (which benefit will count toward the number in clause (i)) until such time as Itau reasonably concludes that the Co-Branded Service does not provide better security for Itau online banking services than does another ISP Product. In connection with Itau's marketing obligations hereunder, the Co-Branded Service shall be marketed and promoted as the premier and the principal means of accessing Itau's interactive Financial Services and related Content by means of ISP Products. Until such time as Itau reasonably concludes that the Co-Branded Service does not provide better security for Itau online banking services than does another ISP Product, Itau shall include in such communication a statement that Itau will allow AOLB/ Itau Subscribers to conduct higher value transactions online than do other Itau Customers because of the higher level of security offered by the direct access through the Co-Branded Service. Notwithstanding anything in the foregoing to the contrary, Itau shall be entitled to provide to Private Banking customers, free of charge, any benefits described above as being exclusive to AOLB/Itau Subscribers.

         e. Existing Member Base. During the last six (6) Contract Months (as defined below) of the seven (7) Contract Month period beginning on the MOA Effective Date, with respect to each AOLB/Itau Subscriber existing as of the MOA Effective Date, the Parties shall (x) transition such AOLB/Itau Subscriber to a plan for the Co-Branded Service that does not include any subsidy by Itau or (y) terminate such AOLB/Itau Subscriber, all as is described in more detail below, provided that any AOLB/Itau Subscriber granted a written offer before the MOA Effective Date for any subsidy that does not terminate within seven (7) Contract Months after the MOA Effective Date shall continue to receive such subsidy pursuant to the terms of such offer until the expiration of such offer and Itau shall continue to pay for such subsidy as provided in (i) and (ii) below, provided further, that no such pre-existing offer may be renewed without the prior written consent of AOLB. The form of all communications described below (as opposed to the content which shall be determined in accordance with this Section 1(e)) shall be agreed upon by the Parties. "Contract Month" shall mean a period extending from a specified day to (but not including) the corresponding day of the next month (e.g., January 6th to February 5th), and subsequent Contract Months shall be measured from the same day of the month (e.g., February 6th to March 5th and so on).

                  (i) All AOLB/Itau Subscribers that either (A) (i) have registered prior to the MOA Effective Date, (ii) have not accessed the Co-Branded Service at any time during the ninety (90) day period ending on the MOA Effective Date, and (iii) are not subscribers to a paid plan (each, an "Inactive AOLB/Itau Subscriber") or (B)(i) have registered prior to the MOA Effective Date, (ii) are not Inactive AOLB/Itau Subscribers, and (iii) are not subscribers to a paid plan, will receive from Itau at its expense, and at AOLB's direction, at least one and no more than three printed (or telephone, at AOLB's option and expense) communications as follows. The first communication shall inform such AOLB/Itau Subscribers that the free hours plan will no longer be offered by Itau and that if they wish to continue to use the Co-Branded Service, they may subscribe to the unlimited price plan described in
                           Section 1(b) of this Exhibit A before the end of Itau's then-current free hours offer for such AOLB/Itau Subscriber. Subsequent communications may be the same or similar, or, if the AOLB/Itau Subscriber elects not to accept the offer for the unlimited paid plan with the discount, the communications may offer other standard AOLB plans to such AOLB/Itau Subscribers that AOLB, in its discretion, may elect to offer with or without any discount. In any case, at least the final offer (which, in AOLB's discretion may be the first, second or third communication but which must be sent to the AOLB/Itau Subscriber, if practicable, at least thirty (30) days before the end of Itau's then-current free-hours offer) sent to each such AOLB/Itau Subscriber shall note that if he or she does not subscribe to one of the offered plans, the AOLB/Itau Subscriber's account will be terminated at the later of (x) thirty (30) days after the date of such final offer, and (y) at the end of Itau's then-current free hours offer, if applicable, and such AOLB/Itau Subscriber's account shall so be terminated if such offer is not accepted, provided that in no circumstances shall such AOLB/Itau Subscriber's account be permitted to stay active seven (7) Contract Months after the MOA Effective Date except as provided in this Section 1(e). For any such AOLB/Itau Subscribers who are still benefiting from the free trial period as of the MOA Effective Date, such communications will be sent only after the end of such free trial period. During the period before such AOLB/Itau Subscribers have been terminated or agreed to one of the plans offered pursuant to this Section 1(e), Itau shall pay to AOLB (x) in the case of AOLB/Itau Subscribers that have not accessed the Co-Branded Service during the billing cycle, R$0,11 (eleven cents of reais) per Subscriber per month within ten
                           (10) days after invoice thereof and (y) in the case AOLB/Itau Subscribers that have accessed the Co-Branded Service during the billing cycle, the rate calculated as set forth in the Third Amendment to the SMA.

                  (ii) For each AOLB/Itau Subscriber that is not described in Section 1(e)(i) above that registered for the Co-Branded Service prior to the MOA Effective Date, Itau shall pay (unless it elects otherwise as provided below) the entire difference between (A) the price for the then-current plan (with the 20% discount in the case of the unlimited hours plan) for the AOLB Service most closely resembling the plan for which such AOLB/Itau Subscriber is registered, and (B) the amount such AOLB/Itau Subscriber is obligated to pay, provided that AOLB will not cancel the structure of any price plan offered during the seven (7) Contract Month period after the MOA Effective Date; and provided further that AOLB shall be permitted in its discretion, subject to Section 1(b), to increase or decrease the price at which such plan is offered. For the avoidance of doubt, AOLB shall be paid the full subscription price (with the 20% discount in the case of the unlimited hours plan) for the Co-Branded Service, part from the AOLB/Itau Subscriber and the remainder from Itau. Itau shall pay such amounts monthly in accordance with the procedures in the SMA for the payment of free hours (i.e., those procedures governing the timing and method of payment, but not the sections governing the amount of payments due). The Parties will coordinate communications to those AOLB/Itau Subscribers who are participating in a paid plan that is not the unlimited plan, for purposes of trying to induce them to subscribe to the unlimited price plan. For any such AOLB/Itau Subscriber that Itau elects not to pay such amount, Itau shall so notify AOLB in writing and, beginning in the next billing cycle for such AOLB/Itau Subscriber, such AOLB/Itau Subscriber shall be treated as if they were subject to Section 1(e)(i) above.

                  The provisions of this Section (e) shall not apply to the classes of AOLB/Itau Subscribers provided for in Section 1(b)(1) and (2).

2. Subscriber Acquisition Efforts: AOLB and Itau shall engage in the following three types of subscriber acquisition efforts for the Co-Branded Service: "In-Branch," "Direct Mail" and, at AOLB's discretion, "SUBP."

         a. In-Branch Efforts. The Parties shall deploy a program for the acquisition of new AOLB/Itau Subscribers inside Itau bank branches. The Parties will jointly approve the Marketing and Communication Materials in accordance with
                  Section 3(a) of this Exhibit A. The program shall contain the following elements:

                  (i) Branch selection. The initial branches and rollout schedule will be as set forth on Annex 1. In addition, Annex 1 shall set forth the maximum number of Promoters that shall be permitted in each Itau branch. The initial number of branches may not be decreased and the maximum number of Promoters for any branch may not be increased without the agreement of the Parties; provided, (a) that Itau at its discretion may reduce the number of branches without the consent of AOLB so long as there are always 100 more positions available for Promoters in branches than the number determined by the Total Performance Criteria, and (b) that any reduction in the maximum number of Promoters per branch will be effective only after the number of Promoters for the next Quarter has been determined.

                  (ii) Management. The in-branch program will be managed by AOLB. AOLB will contract, maintain and dismiss, as employees of AOLB or as third-party contractors (at AOLB's option), and arrange for the training (as described on Annex 2) of individuals who will work in Itau bank branches (x) marketing the Co-Branded Service to Itau Customers ("Promoters") and (y) as supervisors for the Promoters ("Supervisors"). The list of qualifications of the Promoters and the Supervisors, including the range of fixed compensation wages, are described on Annex 2, which may change from time to time upon the agreement of the Parties. AOLB may hire or cause to be hired Promoters and Supervisors with overall qualifications reasonably consistent with the qualifications attached as Annex 2 without any additional approval from Itau. The Parties shall adjust such wage range annually by an amount agreed upon by the Parties. If the Parties are unable to agree then the wages shall be adjusted by the rate set by the applicable collective bargaining agreement or, in the absence of such an agreement, by an amount equal to the change in the official governmental consumer inflation rate from the prior year to the then-current year. Unless the Parties agree otherwise, the contracting and/or hiring of such in branch Promoters and/or Supervisors will take place after the receipt of competitive bids from at least three of the following employment or contracting agencies: [**]*, [**]*, [**]* and [**]*. This list of acceptable employment or contracting agencies shall be valid for one year and thereafter any revisions to this list of acceptable employment or contracting agencies shall be subject to the mutual agreement of the Parties. AOLB will make the final decision as to which employment or contracting agency it will use for the project, based on a combination of cost, quality and past experience with the employment or contracting agencies. Notwithstanding the foregoing, without Itau's written consent, AOLB may not award the contract to any employment or contracting agency whose bid projected costs more than twenty percent (20%) above the lowest-cost bid AOLB received during the bidding process. In the event that AOLB decides to contract Promoters and/or Supervisors through an employment or contracting agency, AOLB shall use commercially reasonable efforts to verify whether such employment or contracting agency complies with Brazilian labor laws regarding payment of wages and related charges as described in Annex 2 in its relationship with such Promoters and Supervisors; provided that the failure to undertake such efforts shall not be deemed a breach of this MOA.


--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


                  (iii) Expenses. Itau will reimburse AOLB for the actual expenses listed in (A) and (B) below which relate to the in-branch marketing activities (in addition to those related to the CD-ROMs, as described below). Furthermore, Itau will reimburse or directly pay all actual costs listed in (C), (D),
                           (E), (F), (G) and (H) below, which relate to the in-branch marketing activities.

                           (A)      All costs of AOLB with respect to
                                    Promoters, including all fees charged by an agency for the same in case AOLB contracts with such agency to provide Promoters as third-party contractors; provided that, solely for the purposes of this reimbursement, Itau may notify AOLB that it will not permit AOLB to deploy the full number of Promoters that AOLB is entitled to deploy hereunder. Such notice shall state the number of Promoters that Itau will allow AOLB to deploy and for how long such number shall apply (but subject to any reduction in the number of Promoters to be deployed pursuant to
                                    Section 2(b), not less than 60 (sixty)
                                    days). Starting fifteen (15) days after
                                    the provision of such notice, Itau shall only be required to reimburse AOLB for the number of Promoters stated in such notice, it being acknowledged that if the number of promoters deployed pursuant to such notice is less than the maximum number of promoters that AOLB has the right to deploy pursuant to Section 2(b)(i) or
                                    (ii), as applicable, AOLB will entitled to a Promoter Payment in accordance with
                                    Section 5(a)(ii);

                           (B)      All costs of AOLB with respect to 1
                                    Supervisor for each 7 branches staffed
                                    with Promoters, including all fees charged by an agency for the same in case AOLB contracts with such agency to provide Supervisors as third-party contractors;

                           (C)      All reasonable costs for the items
                                    described on Annex 2;

                           (D) All costs of uniforms (1 new kit per Quarter, per Promoter as agreed by the Parties);

                           (E) All costs for the following point of purchase materials: (i) materials used to advertise the availability of the promotions in the branches, including banners, posters, displays, etc., and (ii) other materials to entice customers, such as business cards, mouse pads, and welcome kits (not to exceed R$3.50 per created account);

                           (F) All cost for hardware (CPU, keyboard, monitor and mouse). Any other hardware shall be further discussed and agreed upon;

                           (G) All costs of installing and maintaining telephone lines or other computer network connections; and

                           (H)      All costs of creating and installing
                                    kiosks.

                           AOLB shall not hire such Promoters and Supervisors directly until AOLB has received at least three bids from the employment or contracting agencies identified in Section 2(a)(ii). In the event AOLB hires Promoters and Supervisors directly, Itau's obligation to reimburse AOLB for (A) and (B) above shall not exceed the cost that would have been reimbursable if AOLB had hired them through an employment or contracting agency that could have been selected after following the procedures described in Section 2(a)(ii) of this Exhibit A.

                           With respect to item (B) above, the number of Supervisors shall be adjusted in accordance with the number of branches each Quarter.

                           The logistics for items (A) through (C) will be arranged by AOLB and will be paid by Itau to AOLB pursuant to an invoice (which invoice will be paid by Itau within ten (10) days of receipt and will include any additional taxes paid or owed by AOLB as required by law), as the Parties will determine. It is understood and intended by the Parties hereto that the allocation of Promoters and Supervisors in Itau's bank branches pursuant to this Section shall not establish any employer-employee relationship between Itau and such Promoters and Supervisors.

                           The logistics of items (D) and (E) will be arranged and paid by Itau after a joint agreement by the Parties on the best provider and with respect to the items described in item E above, on the quantity of materials to be purchased. AOLB shall direct Itau to purchase the items described in item
                           (E)(ii) above, and if, after the use of such items is discontinued at AOLB's direction, the surplus inventory of such items exceeds 10% of the amount actually distributed, then AOLB shall reimburse Itau for the items in excess of 10% at Itau's actual cost. Itau shall deliver such surplus inventory to AOLB, at AOLB's expense, which shall thereafter be the owner of such items.

                           The logistics of items (F) through (H) will be arranged by Itau and will be paid directly by Itau.

                           With respect to the compensation of Promoters and Supervisors, on average the total variable compensation paid to them shall not exceed 15% of the total fixed compensation paid to them (and AOLB shall have the discretion to allocate the variable portion as either monetary payments or non-monetary incentives). In addition, for the avoidance of doubt, Itau will be responsible for the costs of each Promoter for the period beginning when such Promoter is hired for deployment at the branches until the Promoter is removed from the branches (e.g., in the event that the number of Promoters from one Quarter to the next Quarter increases, Itau will be responsible for the cost of the additional Promoters only from the time the Promoter is actually hired), provided that if the time period between hiring and deployment exceeds fifteen (15) days, Itau shall not be responsible for the cost between the end of the 15-day period and the time of deployment; conversely, if the number of Promoters is decreased from one Quarter to the next Quarter, Itau will be responsible for the cost of the "excess Promoters" until it is determined how many Promoters will be deployed for the subsequent Quarter and thereafter for ten (10) days (or until each such Promoter is removed if sooner but never exceeding the first thirty (30) days of the then-current Quarter unless the failure to remove such Promoter is a result of failure to comply with the terms of this MOA). In the event there is a good faith dispute between the Parties regarding the number of Promoters to be deployed or removed, the Parties shall cooperate in good faith to reach a prompt resolution of the matter in accordance with Sections 24 and 25 of the body of the MOA.

                  (iv) In-Branch CD-ROM Distribution. AOLB has the right to require from time to time in writing the Distribution of up to an aggregate of [**]* CD-ROMs to Itau's bank branches as directed by AOLB on the following schedule: (A) [**],* for the period from the MOA Effective Date through the second Anniversary Date (provided that AOLB has deployed the Promoters for such period as described herein),
                           (B) [**],* for the period from the second
                           Anniversary Date through the third Anniversary Date, (C) [**],* for the period from the third Anniversary Date through the fourth Anniversary Date, and (D) [**],* for the period from the fourth Anniversary Date through the fifth Anniversary Date. Notwithstanding the foregoing, AOLB in its discretion may increase or decrease the required quantity of CD-ROMs for Distribution for any Anniversary Year by up to 20% with any such increase or decrease deducted or added, as applicable, to the required Distribution for the following period, provided that some or all of the CD-ROMs scheduled to be Distributed during the 100 Days may be transferred, at AOLB's discretion, to the third Anniversary Year. Except as provided otherwise in Section 25(b) of the body of this MOA, in no event will AOLB have the right to require that the Distribution of any CD-ROMs be effected by Itau after the fifth Anniversary Date. The Parties may mutually agree to quantity increases or decreases in excess of 20% per Anniversary Year.


--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


                           For the purposes of the MOA and this Exhibit A, "Distribution" or "Distribute" shall mean (A) for bank branches without Promoters, picking up from Itau's Distribution Center and delivering to such branches such number of CD-ROMs (previously delivered by AOLB to Itau's Distribution Center) that is specified in written instructions provided by AOLB to Itau pursuant to this Section, (B) paying the CD-ROM Costs for the production of CD-ROMs for Distribution both in branches with and without Promoters, (C) either (i) for branches with Promoters, permitting Promoters to give out such CD-ROMs to Itau Customers in Itau bank branches, or
                           (ii) for branches without Promoters, making CD-ROMs available to Itau Customers (including but not limited to through take-one displays located in the customer circulation area), and (D) such other activities as are reasonably necessary to achieve
                           (A) through (C) above.

                           Such CD-ROMs will be provided to Itau Customers by Promoters in those branches that have Promoters, and by Itau personnel in those branches without Promoters, with the allocation between such branches as directed by AOLB. In the event [**]* CD-ROMs are not Distributed to Itau Customers in the 100 Days because there are not a sufficient number of Promoters to reasonably enable such Distribution to Itau Customers, then with respect to that quantity of CD-ROMs not so Distributed in such period as a result of the shortage of Promoters, Itau shall have no liability for such failure.

--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


                           In addition, AOLB may (A) reduce or increase the number of CD-ROMs for in-branch Distribution in any given year and consequently increase or reduce by the same amount the number of CD-ROMs that are directed to direct mail (as provided in Section 2(c)(ii)) limited to 20% of the amounts described in Sections 2(a)(iv) and 2(c)(i) in this Exhibit A (unless the Parties agree to a higher percentage) or (B) elect to use some of the CD-ROMs intended for Distribution or direct mailing in any given year as part of the SUBP program for potential AOLB/Itau Subscribers; provided in each case that such CD-ROMs shall still be deducted from the total amount of CD-ROMs Itau is required to Distribute or direct mail, as applicable, under this Exhibit A. AOLB shall not have the foregoing right with respect to any CD-ROMs for which Itau has incurred production costs following and as a result of AOLB's written direction to Distribute such CD-ROMs. Notwithstanding anything to the contrary herein, in the event that AOLB increases the number of CD-ROMs directed to direct mail as set forth in this paragraph, AOLB shall be solely responsible for any postage costs related thereto. Nothing herein shall limit Itau's right to purchase, at its cost, from AOLB, additional CD-ROMs, subject to the other terms and conditions of this MOA, and such CD-ROMs shall not count towards Itau's Distribution and/or direct mailing obligations as described in this MOA. Nothing in this MOA shall be interpreted as requiring Itau to purchase such CD-ROMs as provided herein from AOLB.

                           At least thirty (30) days prior to the beginning of each Quarter, AOLB shall provide Itau with an estimate of the number of CD-ROMs AOLB desires to allocate for Distribution at each Itau branch and for direct mailing. Thereafter, at least thirty
                           (30) days prior to the end of the Quarter, AOLB shall provide to Itau in writing the quantity of CD-ROMs to be Distributed and direct-mailed in such Quarter. Itau shall be responsible for all costs related to the production, Distribution and direct mailing of the CD-ROMs (including those it elects voluntarily to distribute), including, without limitation, (A) the cost of producing such CD-ROMs (provided that the amount Itau is obligated to pay per CD-ROM shall not be greater than the cost AOLB would have to pay if it ordered the CD-ROMs for its use from a producer selected by AOLB in accordance with an agreement with or a quote from such producer), (B) the cost of shipping such CD-ROMs up to the point of delivery to the Itau Distribution Center (in the case of direct mailing and with respect to CD-ROMs for Distribution in those Itau branches without Promoters) or to AOLB's contracted promotional agency in each city (in the case of in-branch Distribution) and handling, (C) backer cards, (D) labels and postage (with respect to those CD-ROMs that are direct mailed), and (E) an administration fee equal to 15% of all of AOLB's costs for items (A) through (C) above ((A) through (E) collectively, the "CD-ROM Cost"). AOLB shall provide all CD-ROMs for Distribution and/or direct mailing in each Quarter at least thirty (30) days prior to the end of such Quarter.

                           AOLB will have the right at any time and from time to time to direct that Itau, in lieu of Distributing some or all of the quantity of CD-ROMs described in this Section 2(a)(iv), purchase interactive marketing on the AOLB Service or the Co-Branded Service during the period in which Itau would have Distributed the CD-ROMs. The price of the interactive marketing will be an amount equivalent to the aggregate CD-ROM Costs that would have been incurred by Itau (except mailing costs) if the CD-ROMs and related materials had been ordered and Distributed. For this purpose, the CD-ROM Costs will be based on the applicable amount (on a per-CD-ROM basis) that was actually incurred with respect to the lot of CD-ROMs that was purchased most immediately prior to the time for which the calculation is to be made. Itau may only be required to pay for interactive marketing with respect to each Quarter relating to the following maximum number of CD-ROMs:

                                    (1) for each of the first, second and
                           third Quarters of each Anniversary Year, the result of: (i) one-third of the maximum number of CD-ROMs that AOLB could require Itau to Distribute in such Anniversary Year (including any number of CD-ROMs that has been reallocated from another Anniversary Year as provided herein), less (ii) the number of CD-ROMs actually Distributed by Itau in such Quarter; and

                                    (2) for the fourth Quarter of each
                           Anniversary Year, the remaining CD-ROMs AOLB could require Itau to Distribute in the applicable Anniversary Year (including any number of CD-ROMs that has been reallocated from another Anniversary Year as provided herein).

                           For the avoidance of doubt, in no event may AOLB direct Itau to purchase interactive marketing in lieu of the in-branch Distribution of CD-ROMs as required hereunder for an Anniversary Year in an amount greater than the number of CD-ROMs required to be Distributed in-branch during an Anniversary Year (including any number of CD-ROMs that has been reallocated from another Anniversary Year as provided herein). Notwithstanding the 20% discount set forth in Section 12.1.4 of the SMA, such interactive marketing shall be purchased at the then-prevailing rate card rates. Notwithstanding the foregoing, if AOLB directs Itau to Distribute a certain number of CD-ROMs in any given Quarter, once Itau has incurred any costs in connection with such CD-ROMs, following and as a result of AOLB's written direction to Distribute such CD-ROMs, AOLB may not reduce this number or require Itau to re-allocate any or all of such CD-ROM Costs to interactive marketing purchases.

                           As used in this MOA, the term "CD-ROMs" shall refer to CD-ROMs containing the Customized Client, unless the context requires otherwise.

                  (v) Branch Environment Guidelines. In implementing the in-branch program, the Parties acknowledge that it is important that (i) Itau Customers who enter the branches perceive the kiosk and promotional materials as naturally integrated into the branch environment and as an endorsement by AOLB and Itau of the Co-Branded Service and the Itau Bankline service, and (ii) the activities of the Promoters respect the existing dynamic of the branch environment and minimize any adverse impact on branch activities (to be part of training). Accordingly, during any period in which a Promoter is present in an Itau bank branch, Itau shall install in such branches a kiosk and promotional signage, and, to keep the kiosks and signage = consistent with overall Itau marketing policy, Itau will be in charge of defining (i) promotional signage size and positioning (provided that the size of any promotional materials advertising the Co-Branded Service in any bank branch will be at least 0.7 square meters) and (ii) the location and size of the kiosks within Itau's branches. Each Promoter will be provided scripts for interacting with Itau Customers that are jointly developed and approved by Itau and AOLB.

                           AOLA and AOLB shall be responsible (for purposes of Brazilian laws) and shall indemnify Itau for any claims, losses, awards or damages involving injury or damage to the extent caused by a Promoter or Supervisor to Itau property or to an Itau Customer or his/her property, except to the extent the act or omission giving rise to such claim, loss or damage was authorized by any Itau branch manager (Gerente Titular, Gerente de Conta or Gerente Operacional) or by any other person acting at the direction of these managers to authorize such act or omission by the Promoter or Supervisor. Itau shall be responsible (for purposes of Brazilian laws) and shall indemnify AOLA and AOLB for any claims, losses, awards or damages to the extent not caused by Promoters and/or Supervisors carrying out the in-branch marketing activities provided for in this MOA, except to the extent AOLA and AOLB are responsible and are obligated to indemnify Itau pursuant to the foregoing sentence.

         b.       Promoters.

                  (i) Initial Promoters. From the MOA Effective Date to March 24, 2003 (such period, the "100 Days") and from March 25, 2003 through June 24, 2003 (such period, "Quarter Zero" and together with the 100 Days, the "Initial Period"), AOLB will have the right to place up to [**]* ([**]*) Promoters in Itau branches subject to the restrictions set forth in Annex 1. Itau will have no obligation to pay for those Promoters who are not actually deployed in Itau's bank branches during such period (it being understood that, for the purposes of this sentence, Promoters shall be considered deployed for the 15-day period provided for in Section 2(a)(iii) whether or not such Promoters are placed in bank branches, and shall not be considered deployed thereafter until such Promoter is actually deployed in a bank branch). In addition, to the extent Itau delays the deployment of the initial Promoters, AOLB may require Itau to purchase interactive marketing with a price equal to the sum of (x) (A) the number of Promoters delayed, multiplied by (B) a fraction the numerator of which is the number of days delayed and the denominator of which is the number of days such Promoter would have been in a branch during the Initial Period, multiplied by (C) the average per Promoter "all in costs" (i.e., all costs identified in items (A) of Section 2(a)(iii)) that were expended by Itau during the Initial Period, and (y) the costs of additional Supervisors (i.e., all costs identified in item (B) of Section 2(a)(iii)) that would have been deployed if such delayed Promoters had been deployed.

--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


                  (ii) Future Number of Promoters. For each three-Contract Month period (the "New Quarter") that begins after Quarter Zero (hereinafter referred to as Quarters 1 to 11), the number of Promoters to be deployed in the Itau branches shall be the greater of (A) the number of Promoters guaranteed by Itau for the New Quarter pursuant to subsection (iii) below and (B) the number of Promoters determined by the Total Performance Criteria as set forth in subsection
                           (iv) below, but in no event more than [**]*
                           Promoters in any Quarter. Notwithstanding the foregoing, the number of Promoters AOLB shall be entitled to place in Itau branches shall not decrease until thirty (30) days after the end of the previous Quarter (or until each such Promoter is removed from the Itau bank branch if sooner). AOLB shall remove any excess Promoters within such thirty (30) days, and Itau shall be obligated to pay for all Promoters and Supervisors for such period. Any reference to "Quarters" in this MOA shall mean any one of Quarters Zero to 11.

                  (iii) Guaranteed Promoters. The number of Promoters guaranteed by Itau independently of the Total Performance Criteria is as follows: Quarter 1-[**]* Promoters; Quarters 2 and 3- [**]*; Quarters 4, 5, 6, and 7- [**]*; and Quarters 8, 9, 10 and 11-
                           [**]*.

                  (iv) Total Performance Criteria. The Total Performance Criteria determines the number of Promoters for a New Quarter as a function of the performance in the Prior Quarter (as hereinafter defined), as set forth in the following formula:


--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

         NP =              Qualifying Registrants

                           Minimum Production Level

                           Where

                           "NP" means the number of Promoters for a New Quarter

                           "Minimum Production Level" means the expected production for the Prior Quarter

                               o For Quarters Zero, 1, 2 and 3: the product obtained by multiplying [**]* and the number of Working Days in the last two Contract Months of the applicable quarter

                               o    For Quarters 4, 5, 6 and 7: the product
                                    obtained by multiplying [**]* and the
                                    number of Working Days in the last two
                                    Contract Months of the applicable quarter

                               o    For Quarters 8, 9 and 10: the product
                                    obtained by multiplying [**]* and the
                                    number of Working Days in the last two
                                    Contract Months of the applicable quarter


--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


                           "Working Days" means all weekdays (Monday through Friday) on which the branches are open for business during normal business hours.

                           "Qualifying Registrants" means the sum of: (i) the lesser of (A) the number of Itau Customers who became AOLB/Itau Subscribers pursuant to the in-branch subscription efforts of this Section 2 during the last Contract Month of the three-Contract Month period immediately prior to the New Quarter for which the calculation is being made (the "Prior Quarter"), whether or not such Itau Customers remained AOLB/Itau Subscribers at the end of the Prior Quarter, and (B) the Turnover Limit for the Prior Quarter, and (ii) Itau Customers who become AOLB/Itau Subscribers pursuant to the in-branch subscription efforts of this
                           Section 2 during the second Contract Month of the Prior Quarter and make a payment (or for which Itau makes or is required to make a payment) either during the last Contract Month of the Prior Quarter or within the first 20 days of the New Quarter. If it cannot be determined if an individual has made a payment by such 20th day due to a delay by Itau in providing AOLB with the information required by AOLB to make such determination, the individual will be deemed to have made a timely payment. In addition, to the extent Itau delays the deployment of Promoters or notifies AOLB pursuant to Section 2(a)(iii)(A), Qualifying Registrants shall also include an additional amount equal to the number of Promoters delayed or reduced multiplied by the average number of AOLB/Itau Subscribers acquired by the Promoters in the Prior Quarter.

                           "Turnover Limit" means the quotient obtained by dividing (x) the total number of AOLB/Itau Subscribers who register pursuant to the in-branch subscription efforts of this Section 2 during the last Contract Month of the Prior Quarter and who remain AOLB/Itau Subscribers as of the last day of such Contract Month, by (y) the result of (A) one minus (B) the product obtained by multiplying [**]* and Average Turnover for the Prior Quarter.

                           "Average Turnover" means one minus the quotient obtained by dividing (x) the sum of (A) the number of AOLB/Itau Subscribers who registered pursuant to the in-branch subscription efforts of this Section 2 during the first Contract Month of the Prior Quarter and who remain AOLB/Itau Subscribers as of the last day of such Contract Month and (B) the number of AOLB/Itau Subscribers who register pursuant to the in-branch subscription efforts of this Section 2 during the second Contract Month of the Prior Quarter and who remain AOLB/Itau Subscribers as of the last day of such Contract Month, by (y) the sum of (A) the number of AOLB/Itau Subscribers who registered pursuant to the in-branch subscription efforts of this Section 2 during the first Contract Month of the Prior Quarter (regardless of whether or not they remain AOLB/Itau Subscribers as of the last day of such Contract Month) and (B) the number of AOLB/Itau Subscribers who register pursuant to the in-branch subscription efforts of this Section 2 during the second Contract Month of the Prior Quarter (regardless of whether they remain AOLB/Itau Subscribers as of the last day of such Contract Month).

                           (v) Allocation of Promoters Among Branches. For the Initial Period, Promoters will be placed in the branches as directed by AOLB, subject to the restrictions set forth in Annex 1. At all times following such Initial Period, AOLB will have the discretion to allocate Promoters among the branches, subject to (A) the restrictions set forth in Annex 1, and (B) the maximum number of Promoters for each branch, as determined based on the Allocation Number, as described below. If Itau opens new branches, it will inform AOLB of the maximum number of Promoters that can be active in such new branches. If Promoters are removed from a branch pursuant to this Section (other than Promoters removed from a branch pursuant to subsections (viii) or (ix)), AOLB may not increase the number of Promoters in that branch in the next New Quarter.

                           "Allocation Number" for any New Quarter means the quotient obtained by dividing (A) the total number of Qualifying Registrants for each branch in the Prior Quarter, by (B) the product obtained by multiplying (1) the total number of Working Days worked by Promoters in the branch in the last two Contract Months of the Prior Quarter and (2) [**]*.


--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


                           If the Allocation Number for a branch is greater than or equal to 3, AOLB can allocate up to the maximum number of Promoters set forth in Annex 1 to such branch.

                           If the Allocation Number is less than 3 but greater than or equal to 2 and the number of Promoters in the Prior Quarter was (i) 3, then AOLB may allocate no more than 2 Promoters to such branch; (ii) 2 or 1, then AOLB may allocate up to the maximum number of Promoters set forth in Annex 1 to such branch.

                           If the Allocation Number is less than 2 but greater than or equal to 1 and the number of Promoters in the Prior Quarter was (i) 3 or 2, then AOLB may allocate 1 Promoter to such branch; (ii) 1, then AOLB may allocate up to the maximum number of Promoters set forth in Annex 1 to such branch.

                           If the Allocation Number is less than 1 then no Promoters can be allocated to the branch.

                  (vi) Additional Promoters or Interactive Marketing Purchase. For any given New Quarter (Quarters 1 to
                           11) if the number of Promoters calculated by the Total Performance Criteria ("Required Promoters") is less than the number of Promoters guaranteed by Itau, AOLB will have the option to (A) require the deployment of up to the number of Promoters guaranteed by Itau or (B) require Itau to purchase interactive marketing on the AOLB Service or the Co-Branded Service during the then-current Quarter. The price of the interactive marketing purchase will be an amount equal to the sum of (x) the product of (1) the number of Promoters guaranteed by Itau, minus the total number of Promoters that AOLB elects to deploy, and (2) the average per Promoter "all in costs" (i.e., all costs identified in item (A) of Section 2(a)(iii) expended by Itau during the Prior Quarter pursuant to Section 2(a)(iii)) and (y) the costs of additional Supervisors (i.e., all costs identified in item (B) of Section 2(a)(iii) that would have been required if AOLB had exercised the option (A) above deploying the additional number of Promoters guaranteed by Itau). Notwithstanding the 20% discount set forth in Section 12.1.4 of the SMA, all such interactive marketing shall be purchased at the then-prevailing card rates.

                  (vii) Indemnity. AOLA and AOLB shall be responsible (for purposes of Brazilian laws) and shall indemnify Itau for any claims, losses, awards or damages arising out of any claims by Promoters or Supervisors for wages, benefits and related labor matters, including, without limitation, claims resulting from the non-compliance with Brazilian labor laws or any action by any governmental authority or union that may result in a similar outcome, subject to the following two sentences. Itau shall bear the costs of any losses, awards or damages arising out of any claims by Promoters or Supervisors that such Promoters and/or Supervisors are employees of Itau, provided that such costs are limited to (i) the difference in wages, benefits and related labor matters directly related to the fact that such Promoters or Supervisors are deemed banking employees; and (ii) penalties and interest directly related to the fact that such Promoters or Supervisors are deemed banking employees. Itau shall be responsible (for purposes of Brazilian laws) and shall indemnify AOLA or AOLB for any disbursement related to such losses, awards or damages arising out of claims by Promoters or Supervisors that such Promoters and/or Supervisors are employees of Itau, subject to the limitations of the preceding sentence.

                  (viii) Duties of Promoters. The Promoters will be instructed to mention to Itau Customers the Itau banking features offered to AOLB/Itau Subscribers and will be instructed not to market or distribute CD-ROMs for the AOLB Service (as opposed to CD-ROMs for the Co-Branded Service) within the branches. In the event that a Promoter does not mention such Itau banking features when appropriate or distributes CD-ROMs for the AOLB Service (as opposed to CD-ROMs for the Co-Branded Service), the Promoter will be subject to removal from Itau bank branches, at Itau's discretion, within thirty (30) days upon written notice to AOLB stating the reason for requesting such removal, provided that if in this period the Promoter thereafter engages in further activity that would permit his/her removal pursuant to this Section, such Promoter shall be removed immediately. AOLB shall not deploy the removed Promoter in any Itau branch, but may replace the removed Promoter with another Promoter. In the event that a Promoter is removed pursuant to this Section and is not replaced by AOLB, such Promoter shall nevertheless be counted as deployed for the purpose of calculating whether the guaranteed number of Promoters has been deployed pursuant to Section 2(b)(iii).

                  (ix) Compliance with Itau Code and Guidelines. All Promoters shall be subject to any Itau guidelines for ethics and conduct applicable to Itau employees in Itau bank branches, as specified in (i) Itau's Code of ethics, and (ii) guidelines communicated to the Promoters during the training programs. Itau shall provide a copy of the Code of ethics to AOLB promptly after the MOA Effective Date, and promptly thereafter at any time such guidelines Code is modified. In the event that a Promoter's violation of these guidelines or Code of ethics is deemed by Itau to be substantial, then Itau shall inform AOLB in writing of such violation and the Promoter will be subject to immediate removal from the branches, at Itau's discretion, and AOLB may replace such Promoter in the branch with another Promoter. In the event such violation is deemed by Itau to be non-substantial, Itau shall immediately notify AOLB of such violation in writing, provided that if the Promoter who committed the violation thereafter commits another non-substantial violation, such Promoter shall immediately be removed from Itau bank branches. AOLB may take action to cure such violation in 30 days or AOLB may replace such Promoter in the branch with another Promoter.

         c.       Direct Mailing Efforts.

                  (i) Direct Mailing Objectives. Subject to AOLB's discretion as limited by this Section 2(c), Itau shall engage in direct mailing of CD-ROMs to Itau Customers who are not AOLB/Itau Subscribers and who are not subscribers to the AOLB Service, as described in Section 2(c)(ii) and according to the following guidelines: (A) Itau Customers at the A and B socioeconomic levels (as defined by Itau) will be the primary target groups, (B) further segmentation based on test results for specific areas and (C) a maximum of [**]* CD-ROMs per Itau Customer per year. In accordance with the timing specified in Section 2(a)(iv), AOLB shall provide Itau with the number of CD-ROMs necessary for the above direct mailing at least thirty (30) days prior to the expiration of the Quarter in which such direct mailing is to take place. AOLB will also implement a test process that includes, for each test, two test panels of 40,000 names each. AOLB may implement as many test processes as it may choose in its discretion. Itau shall either pay directly or reimburse AOLB for the actual costs of the tests and the new creatives for each test (in accordance with Section 3(e)(ii)), provided that if any creatives are used to offer products or services other than the Co-Branded Service, AOLB shall reimburse Itau for a proportional cost of such creatives. The CD-ROMs used in such tests shall count towards the CD-ROM direct mailing requirements specified in Section 2(c)(ii).

                  (ii) Direct Mailing of CD-ROMs. AOLB has the right to require Itau to engage in direct mailing, in accordance with Section 2(c)(i), from the MOA Effective Date through the fifth Anniversary Date up to an aggregate of [**]* CD-ROMs on the following schedule: (A) [**]*, for the period from the MOA Effective Date through the second Anniversary Date, (B) [**]*, for the period from the second Anniversary Date through the third Anniversary Date, (C) [**]*, for the period from the third Anniversary Date through the fourth Anniversary Date, and (D) [**]*, for the period from the fourth Anniversary Date through the fifth Anniversary Date. Notwithstanding the foregoing, AOLB in its discretion may increase or decrease the required direct mailing number for any Anniversary Year by up to 20% with any such increase or decrease deducted or added, as applicable, to the required direct mailing number for the following Anniversary Year, provided that in no event will AOLB have the right to require that the direct mailing of any CD-ROMs be effected by Itau after the fifth Anniversary Date. Subject to the foregoing parameters, Itau will engage in direct mailing of the CD-ROMs at such times and in such amounts as are designated by AOLB. AOLB, at its discretion, has the right to reallocate CD-ROMs from Distribution to direct mailing, as described in Section 2(a)(iv) of this Exhibit A. Itau shall be responsible for CD-ROM Costs relating to the production and direct mailing of the CD-ROMs as set forth in Section 2(a)(iv) of this Exhibit A.

--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


                           AOLB will have the right at any time and from time to time to direct that Itau, in lieu of direct mailing a number of CD-ROMs designated by AOLB (for which Itau has not yet incurred any costs following and as a result of AOLB's written direction to mail such CD-ROMs), purchase interactive marketing on the AOLB Service and/or Co-Branded Service during the period in which Itau would have engaged in direct mailing of the CD-ROMs. The price of the interactive marketing purchased in lieu of the direct mailing of CD-ROMs will be an amount equivalent to the aggregate CD-ROM Costs that would have been incurred by Itau if the CD-ROMs and related materials had been ordered and mailed. For this purpose, the CD-ROM Costs will be deemed to be the applicable amount (on a per-CD-ROM basis) as were actually incurred with respect to the lot of CD-ROMs that were purchased immediately prior to the time for which the calculation is to be made. The mailing costs will be calculated based on the average historical CD-ROM mailing cost in the most recent Contract Month in which Itau performs such a mailing, except for the first such Contract Month where the mailing cost will be R$0,30 (thirty cents of real) per CD-ROM.

                           Itau may only be required to pay for interactive marketing with respect to each Quarter relating to the following maximum number of CD-ROMS:

                                    (1) for each of the first, second and
                           third Quarters of each Anniversary Year, the result of: (i) one-third of the maximum number of CD-ROMs that AOLB could require Itau to direct mail in such Anniversary Year (including any number of CD-ROMs that has been reallocated from another Anniversary Year as provided herein), less (ii) the number of CD-ROMs actually direct mailed by Itau in such Quarter; and

                                    (2) for the fourth Quarter of each
                           Anniversary Year, the remaining CD-ROMs AOLB could require Itau to direct mail in the applicable Anniversary Year (including any number of CD-ROMs that has been reallocated from another Anniversary Year as provided herein).

                           For the avoidance of doubt, in no event may AOLB direct Itau to purchase interactive marketing for an Anniversary Year in an amount greater than the number of CD-ROMs required to be direct mailed during an Anniversary Year. Notwithstanding the 20% discount set forth in Section 12.1.4 of the SMA, such interactive marketing shall be purchased at the then-prevailing rate card rates. Notwithstanding the foregoing, if AOLB directs Itau to direct mail a certain number of CD-ROMs in any given quarter, once Itau has incurred any costs in connection with such CD-ROMs, following and as a result of AOLB's written direction to mail such CD-ROMs, AOLB may not reduce this number or require Itau to re-allocate any or all of such CD-ROM Costs to interactive marketing purchases.

                  (iii) AOLB shall be deemed to have fully satisfied its CD-ROM production and distribution obligations pursuant to Sections 2(a)(iv) and 2(c) by producing the CD-ROMs required to be Distributed and mailed pursuant to those Sections and delivering such produced CD-ROMs to the applicable Itau Distribution Center and/or bank branch in accordance with the timing and procedures set forth in Section 2(a)(iv).

         d.       Sign Up By Phone. The television commercials described in
                  Section 3(b) may in AOLB's discretion, promote an AOLB call center number by encouraging viewers to call and register with the Co-Branded Service. With the exception of the production and broadcast of the television commercials (the costs of which will be borne by Itau as described in Section
                  3), AOLB will be responsible for all costs related to the call center as well as costs related to the SUBP (including, at AOLB's discretion, a special telephone number).

3.       Communication Strategy.

         a. Principles. All advertising, merchandising and communication materials to be generated in accordance with this MOA (including, without limitation, television commercials ("TVCs"), point of demonstration materials ("POP"), letters to clients, posters, banners and the Itau Interactive Sites) (collectively, the "Marketing and Communication Materials"), shall adhere to the following principles:

                  (i) The online banking benefits described in Section 1(d) will be clearly communicated through all printed materials (other than Advertising on newspapers and magazines) and clearly communicated through online materials pertinent to Itau's online banking services whenever the Itau Interactive Site (www.itau.com.br) or Itau's internet banking services are available online.

                  (ii) Itau's endorsement of the AOLB Service in the Marketing and Communication Materials shall comply with Annex 3 to this Exhibit A.

                  (iii) All Marketing and Communication Materials shall be jointly approved by the Parties in accordance with the following:

                           (A) The Marketing Committee will be in charge of approving all Marketing and Communication Materials before they are produced.

                           (B) The Marketing Committee will approve: (I) the creative briefings provided to the agency, (II) the creative alternatives to be considered and (III) the media plans.

                           (C) In the event the Marketing Committee does not reach an Agreement on any of the Marketing and Communication Materials, the Parties shall resolve the issue as provided in Section 24 of the body of this MOA.

         b. Television Commercials. Itau, at its cost, shall produce in each of 2003, 2004 and 2005, [**]* TVCs ([**]* in total)
                  promoting the Co-Branded Service, and shall cause them to be broadcast in Brazil in the [**]* of each of those years. The TVCs shall be developed, produced and broadcast in accordance with a media plan that will be jointly approved by the Parties. The media plan shall provide for national broadcasting of such TVCs that is expected to generate at least [**]* ([**]*) national target ratings points ("TRPs") (considering as its target the AB25+ TV viewers, as such term is understood by major Brazilian media companies) for each TVC. AOLB may separately, at its own expense, broadcast such TVCs provided that Itau approves AOLB's separate media plan (which approval shall not be unreasonably withheld or delayed), and provided further that AOLB does not alter the TVCs and makes any royalty, guild or other required payments to third parties (i.e., artists and rights holders) to the extent such royalty payments are required above and beyond the payments made to broadcast the TVCs by Itau as provided above, and AOLB shall get the benefit of any royalty payments Itau may have already made in connection with broadcasting the TVCs (i.e., AOLB shall have no obligation to make any pro-rata payments to Itau or otherwise reimburse Itau for any rights for which it has paid in connection with broadcasting the TVCs). Itau will bear all out-of-pocket costs associated with the development, production and broadcast of the TVCs. TVCs will be produced and aired according to the following principles:

--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


                  (i) The TVCs will be Co-Branded and shall have equal time and space allocated to each brand in order to guarantee visibility and awareness of both brands.

                  (ii) The TVCs will promote the Co-Branded Service as provided in Section 3(a)(ii) above.

                  (iii) At AOLB's discretion, all TVCs and all other Itau printed materials related to online banking (at Itau's discretion), may present a call to action
                           (e.g. "call now and subscribe.........") showing a
                           phone number designated by AOLB (if available).

                  (iv) Itau shall use existing AOLB advertising concepts, messages and images as a reference for the creation of the TVCs, in order to create communications synergy between AOLB and Itau campaigns.

                  (v) The approval process for the TVCs will be as follows and at Itau's cost:

                           (A) Following the approval by the Marketing Committee of at least three creative alternatives for a particular TVC, these alternatives will be tested in focus groups interviews ("FGIs") by an institute designated by Itau, from the following list: (i) Escritorio de Pesquisa e Planejamento Vilma Rocca, (ii) Carlini Associados, (iii) SP Marketing - ABACO,
                                    (iv) Fatima Belo Consultoria e Estrategia e (v) Vera Aldrighi Consultoria, to ensure that the TVC performs in the manner contemplated by the Marketing Committee.

                           (B) Once an FGI is carried out the parties will choose the best creative route based on the FGI. If there is no approved creative route, then the process will restart. The approved creative route will be tested by the then current AOL quantitative methodology (which currently is CRT, a Time Research Methodology).

                           (C) Once the CRT is completed, the decision as to the final creative alternative (the choice of which will be based on the CRT) will be based on the following metrics:
                                    (I) Convincingness, (II) Intent to
                                    purchase, (III) Advertising message (as
                                    agreed on in the previous briefing) and,
                                    (IV) Enjoyability. The Parties shall
                                    mutually agree on the initial target CRT
                                    ("Initial CRT"). The following rules shall apply for any TVC to be approved for production: (i) for the first TVC, the CRT shall be greater than or equal to the Initial CRT; (ii) for the second TVC, the CRT shall be greater than or equal to the average between the Initial CRT and the CRT measured for the first TVC; and (iii) for the subsequent TVCs, the CRTs shall be greater than or equal to 95% of the average of the CRTs measured for all previous TVCs.

                  (vi) Compliance with these requirements (the airing of the commercials and compliance with the media plan agreed-upon by the Parties) will be verified by a checking institute designated by Itau at Itau's cost; provided, that AOLB at its own cost may elect to designate its own checking institute. If the institute observes that the amount of time the commercials were aired is not consistent with the media plan, then Itau shall air the commercials as necessary to make up for any shortfall.

         c. Other Creative Materials. Other creative materials (i.e., all Marketing and Communications Material other than TVCs, POPs, backer cards and any other material not related to Advertising on television, radio, newspapers and magazines) should be extensions of the TVC creative and must be approved in advance by the Marketing Committee.

         d. Media Plan. The media plan shall be approved by the Marketing Committee, and the following guidelines shall be followed:

                  (i) The media plan should be coordinated with AOLB's media plan for the respective period to avoid (i) overload in the AOLB call center or (ii) airing the TVCs required hereunder and AOLB TVCs at the same TV program break.

                  (ii) The media plan should concentrate no less than 60% of the TRPs in the two principal open television channels (broadcasting) in terms of major average audience for the previous two full calendar months preceding the broadcast of TVC.

                  (iii) All TRPs should be concentrated in open TV channels.

                  (iv) The target should be an audience of social economic level AB25+.

                  (v)      The TVCs should be broadcast in national media.

         e.       Production of the Marketing Materials.

                  (i) The advertising agency designated by Itau will be responsible for producing the TVCs and other mass market materials.

                  (ii) The creation of backer cards, booklets, leaflets and other marketing and promotional material related to the Co-Branded Service that accompany CD-ROMs and POPs will be responsibility of the advertising agency designated by AOLB. The production (e.g., volume, etc.) of these materials will be jointly agreed to by Itau and AOLB. AOLB will submit to Itau the agency costs prior to the job execution. Such costs may be presented on a per job or on a monthly fee basis. If Itau reasonably considers such costs too high, Itau may use its own marketing agency to propose new creatives.

                  (iii) The agency used to create the posters, banners, web site advertisements and letters will be designated by Itau; provided that for the creation of the letters, AOLB will have the right to participate in the briefing meeting with the agency.

                  (iv) The creation of other marketing will be the responsibility of a jointly approved agency. If the Parties do not agree on the agency, then each Party will have its own agency (and each Party shall pay its respective agency's costs) work on the briefings and will jointly select the final approach.

         f. AOL Keywords. AOL Keywords for Itau will be communicated on all printed Marketing and Communications Materials pertaining to online banking (e.g., booklets), on the television commercials described in Section 3(b) and, at Itau's discretion (and with AOLB's consent), on other media material. The Parties shall jointly develop a list of AOL Keywords to be used in connection with the marketing contemplated in this MOA. The AOL Keyword "Itau" shall be used until the Parties agree upon additional or other AOL Keywords.

4.       Reference Payments.

         The calculation of the Reference Payments that may be due under the SMA for the third Anniversary Date, the fourth Anniversary Date and the fifth Anniversary Date are hereby amended as described below. For the purposes of this MOA and the SMA, "Reference Payment" shall have the meaning given such term in Section 4(a) of this Exhibit A.

         a.       Revenue Targets.

                  In the event that, on any of the third Anniversary Date, fourth Anniversary Date or fifth Anniversary Date, the Itau Revenue Percentage is less than the Target Revenue Percentage for that Anniversary Date (as set forth in the table below), then Itau shall make a Reference Payment to AOLB in accordance with the procedures of Article 8 of the SMA (but not based on the amounts set forth in the SMA).

                  As of the MOA Effective Date, the "Reference Payment" for the third, fourth and fifth Anniversary Dates shall be calculated using the following formula:

Reference Payment =  MRP x (Target Revenue Percentage - Itau Revenue Percentage)
                            -----------------------------------------
                                    Target Revenue Percentage

                  Where:

                  "MRP" means the Maximum Reference Payment as set forth in the table below.

                  "Target Revenue Percentage" means the percentage (expressed as a decimal) set forth in the table below.

                  "Itau Revenue Percentage" with respect to any Anniversary Date means the quotient obtained by dividing (i) the sum of
                  (A) the product obtained by multiplying (1) the Itau Ending Member Share by (2) the difference between AOLB Total Revenues and the sum of elements "A," "B" and "E" in the definition of Revenue Elements for the Applicable Period, and (B) the sum of elements "B" through "F" in the definition of Revenue Elements for the Applicable Period, by
                  (ii) the sum of AOLB Total Revenues for the Applicable Period and the sum of elements "C", "D" and "F" in the definition of Revenue Elements for the Applicable Period.

                  "Itau Ending Member Share" means, for any Anniversary Date, the quotient obtained by dividing (i) the total number of Ending Members of the Co-Branded Service by (ii) the total number of Ending Members of the Combined Services.

                  "Ending Members" as used in this definition refers to the number of AOLB/Itau Subscribers or registered members of the Combined Services, as the case may be, on the applicable Anniversary Date.

                  "AOLB Total Revenues" means, for any period, the amount of revenue AOLB receives for that period directly related to the Combined Services, but excluding Reference Payment Interactive Marketing to the extent it would otherwise constitute revenue for that period. For the avoidance of doubt, AOLB Total Revenues does not include elements "C", "D" or "F" in the definition of Revenue Elements.

                  "Revenue Elements" means: (A) the amount of revenue AOLB receives for subscriptions to the AOLB Service, (B) the amount of revenue AOLB receives for subscriptions to the Co-Branded Service from Itau Customers, (C) the sum of the value of the following, which Itau is required to pay directly to AOLB: (x) the free hours used by AOLB/Itau Subscribers, (y) the fee payable with respect to inactive AOLB/Itau Subscribers and (z) any extended free trial period subsidized by Itau pursuant to Section 1(b), (D) the value of free hours or AOL packages paid by Itau for its employees or private banking customers, (E) the amount of interactive marketing purchased by Itau, including, but not limited to banners, pop-ups, sponsorships, CD-ROM production administration fee and interactive marketing actually purchased by Itau in its discretion or at the option of AOLB in lieu of the Distribution or direct mailing of CD-ROMs, or the deployment of additional Promoters, but in all cases excluding Reference Payment Interactive Marketing, and (F) if the number of Required Promoters is less than the number of Promoters guaranteed by Itau pursuant to Section 2(b)(iii), the incremental costs actually incurred by Itau in excess of the cost of the Required Promoters (if any), as a result of AOLB election to deploy Promoters numbering in excess of the number of Required Promoters. Each Revenue Element described above is exclusive of all other Revenue Elements; that is, revenue that is included in "A" above shall not be deemed included in "B" through "F", and likewise for each other Revenue Element.

                  "Applicable Period" means, for any Anniversary Date, the 12 Contract Month period ending on that Anniversary Date.

                  "Reference Payment Interactive Marketing" means the price of interactive marketing that is purchased by Itau pursuant to
                  Section 5(a)(i), as a consequence of not meeting a CD-ROM Distribution or direct mailing target.

----------------------- ---------------------------------------- -----------------------------------------------
YEAR                    TARGET REVENUE PERCENTAGE (TRP)          MAXIMUM REFERENCE PAYMENT (MRP)
----------------------- ---------------------------------------- -----------------------------------------------
----------------------- ---------------------------------------- -----------------------------------------------
THIRD ANNIVERSARY DATE  39%                                      US$11 million

----------------------- ---------------------------------------- -----------------------------------------------
----------------------- ---------------------------------------- -----------------------------------------------
FOURTH ANNIVERSARY      46%                                      US$6 million
DATE

----------------------- ---------------------------------------- -----------------------------------------------
----------------------- ---------------------------------------- -----------------------------------------------
FIFTH ANNIVERSARY DATE  56%                                      US$3 million

----------------------- ---------------------------------------- -----------------------------------------------


AOLB shall provide, within the first 20 days after the end of each calendar month, a monthly report, showing the Itau Revenue Percentage, each of the Revenue Elements, the Ending Member Share and the AOLB Total Revenues. For the avoidance of doubt, such report shall be deemed the Confidential Information of AOLB.

5. Marketing Payments. For purposes of this MOA, the term "Marketing Payment" shall mean the TVC/Media Payment (as defined below), together with the Promoter and Distribution Payment (as defined below) and the Banking Benefits Payment (as defined below).

         a.       Marketing Commitments.

                  (i) CD-ROM Distribution/Interactive Marketing. If Itau does not comply with its obligations to make in-branch Distributions pursuant to Section 2(a)(iv) or direct mailings pursuant to Section 2(c)(ii) (including, but not limited to the purchase of interactive marketing on the AOLB Service or Co-Branded Service if so directed by
                           AOLB), AOLB will collect from Itau, and Itau shall pay, an amount equal to 120% of the CD-ROM Cost relating to the CD-ROMs not Distributed, direct mailed, or, if applicable, interactive marketing not purchased as required (the "CD Distribution Payment"). Notwithstanding the above, the number of CD-ROMs containing the Customized Client allocated through SUBP shall count towards Itau's obligations under Section 2(a)(iv) and Section 2(c)(ii). The determination as to whether Itau has complied with its obligations shall be made at the end of every Quarter and at the end of the 100 Days, and any payment due therefor shall be made within ten (10) days of the calculation thereof.

                  (ii) Promoters. In the event that the maximum number of Promoters that AOLB has the right pursuant to
                           Section 2(b)(i) or (ii), as applicable, subject to the provisions of Sections 6(b) and 6(c), to deploy for any period are not deployed, either because Itau fails to permit the deployment of such Promoters, provides the notice to AOLB pursuant to
                           Section 2(a)(iii)(A), fails to undertake all its obligations set forth in Sections 2(a)(iii) and 2(a)(v), unreasonably interferes with Promoter's efforts to conduct their in-branch activities as provided for in Section 2(a) of this Exhibit A, or fails to make available the quantity of bank branches for deployment of Promoters set forth in
                           Section 2(a)(v), Itau shall pay to AOLB an amount equal to the sum of (x) (A) the average "all in cost" to employ a Promoter in the relevant period (i.e., all costs identified in item (A) of Section 2(a)(iii) during the relevant Quarter averaged on a per Promoter actually deployed basis, or the costs identified in item (A) of Section 2(a)(iii) per Promoter that would have been incurred if no Promoters were actually deployed), multiplied by
                           (B) the number of Promoters not actually deployed that AOLB had the right to deploy during such period, and (y) the costs of additional Supervisors (i.e., all costs identified in item (B) of Section 2(a)(iii)) that would have been deployed if such delayed Promoters had been deployed; and the result of the sum of (x) and (y) shall be multiplied by 120% (the "Promoters Payment," and together with the CD Distribution Payment, the "Promoter and Distribution Payment"), provided, that the failure to make sufficient CD-ROMs available in Itau's bank branches shall not be deemed to constitute the failure to provide the conditions necessary for the Promoters to conduct their in-branch activities for purposes of this Section 5(a)(ii). The determination as to whether the full number of Promoters have been deployed shall be made at the end of every Quarter and at the end of the 100 Days, and any payment due therefor shall be made within ten (10) days of the calculation thereof.

                  (iii) Cap. Notwithstanding anything herein to the contrary, the aggregate Promoter and Distribution Payment due from Itau to AOLB in any Anniversary Year (or in the case of the third Anniversary Year, the period consisting of the third Anniversary Year and the 100 Days) shall not exceed (i) US$ 11,830,000.00 in the third Anniversary Year and the 100 Days, (ii) US$ 11,830,000.00 in the fourth
                           Anniversary Year, and (iii) US$ 6,830,000.00 in the fifth Anniversary Year.

                  (iv) Banking Benefits. Subject to the thirty-day grace period provided for in Section 1(d), in the event that Itau fails to provide, for more than an aggregate of five days, whether or not consecutive, during the relevant Quarter, the banking benefits to the AOLB/ Itau Subscribers or fails to promote the banking benefits in each case as required pursuant to Section 1(d), Itau shall pay to AOLB US$ [**]* (the "Banking Benefits Payment") (with a maximum of one such payment for the Quarter in which such failure occurs). For the avoidance of doubt, any failure to provide or promote the banking benefits as a result of any Force Majeure Event as defined in the SMA shall be excluded from the five-day calculation specified herein. The determination as to whether Itau has failed to provide the required banking benefits to AOLB/Itau Subscribers shall be made at the end of every Quarter and at the end of the 100 Days, and any payment due therefor shall be made within ten (10) days of the calculation thereof.

--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


         b.       TV/Media.

(i)      Payments.

                           (A) If the Parties fail to agree upon a TVC and (i) an award is granted in favor of AOLB (after submitting to Sections 24 and 25 of the MOA) and either Itau or AOLB decides not to undertake the TVC production and broadcast it (which each Party shall have the right to decide) in accordance with the award and Exhibit A, Itau shall pay AOLB the average cost of production of such TVC and the average cost to broadcast nationally such TVC targeted to achieve [**]* TRPs, such average costs to be calculated based on the estimate provided by two advertising agencies (one designated by AOLB and one designated by Itau) (the "TVC/Media Payment" ), or (ii) an award is granted in favor of Itau (after submitting to Sections 24 and 25 of the MOA) and AOLB requires Itau not to undertake the TVC production and broadcasting (which AOLB shall have the right to require), then Itau shall be released from the obligation to pay a TVC/Media Payment in relation to such TVC;

                           (B) If the Parties fail to agree upon a media plan and (i) an award is granted in favor of AOLB (after submitting to Sections 24 and 25 of the MOA) and either Itau decides not to undertake the media plan (which Itau shall have the right to decide) or AOLB reasonably requires Itau not to undertake such media plan (which AOLB shall have the right to require), then Itau shall pay AOLB the TVC/Media Payment related to such TVC, provided that if such request was unreasonable, then Itau shall be released from the obligation to pay such TVC/Media Payment; or (ii) an award is granted in favor of Itau (after submitting to Sections 24 and 25 of the MOA) and AOLB requires Itau not to undertake the media plan (which AOLB shall have the right to require), then Itau shall be released from the obligation to pay a TVC/Media Payment in relation to such TVC;

                           (C) If Itau complies with a material portion of the jointly approved media plan but fails to comply with the entire jointly approved media plan, then Itau shall pay to AOLB the cost of broadcasting such TVC as defined by the shortfall of the jointly approved media plan or if Itau fails to comply with all or a material portion of the jointly approved media plan, then Itau shall pay to AOLB a TVC/Media Payment related to such TVC; provided in either case that if a commercial is produced and broadcast but the TV channel company fails to broadcast all or a part of the media plan, Itau will be released of the applicable TVC/Media Payment if the shortfall is broadcast in the next Quarter.

                           In its reasoned written decision the arbitrator shall provide for which Part the award was granted in favor.

                           The determination as to whether Itau has complied with its obligations shall be made at the end of every Quarter, and any payment due therefore shall be made at the later of (A) ten (10) days from the calculation thereof and (B) if the decision rendered pursuant to Section 25 is rendered after the end of the relevant Quarter, promptly upon such decision.

                  (ii) Cap. In no event will the aggregate amount of the TVC/Media Payment made pursuant to clause (i) exceed US$ [**]* million per annum.

--------

* The portions of this exhibit indicated by [**] have been omitted and filed separately with the Secretary of the Commission pursuant to the Reporting Persons' application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


         c.       Treated as Reference Payments.

                  (i) To the extent applicable and not inconsistent with the provisions of this MOA, Sections 8.2.3, 8.2.4, 8.2.5, 8.2.6, 8.3, 10.2.2, 10.3. 10.4 and 10.7 and
                           Article 9 and the definition of Material Payment Breach in the SMA shall apply to the Marketing Payments payable pursuant to this Section 5 as if such Marketing Payments were "Reference Payments". For the avoidance of doubt, it is understood by the Parties that the amount of the Replacements Notes delivered pursuant to this MOA will include the Marketing Payments amounts payable pursuant to this
                           Section 5, and that the Replacement Notes for the Reference Payments Notes (Brazil) and Reference Payments Notes (Cayman) shall be released to AOLB in accordance with the SMA if any Marketing Payment is not made to AOLB when due and payable. In the event any Marketing Payments amounts are payable pursuant to this Section 5 for any Anniversary Date, the corresponding Reference Payment Notes (Brazil) and Reference Payment Notes (Cayman) shall not be released to Itau until such Marketing Payments amounts payable pursuant to this Section have been paid in full by Itau.

                  (ii) All Marketing Payment payments made pursuant to this Section 5 shall be made in accordance with the payment provisions of Section 10.2.2, 10.3. 10.4 and 10.7 of the SMA. To the extent applicable, for purposes of the foregoing payment provisions, any references to "Reference Payments" in the foregoing provisions shall include the Marketing Payments payable pursuant to this Section 5.

         d. Payments in General. Any payment due hereunder, whether to AOLA or AOLB, shall be deemed to be a payment to either AOLA or AOLB as designated by AOLA in its discretion.

         e. Acknowledgement of the Parties. The Parties acknowledge (A) that a breach of an obligation by Itau giving rise to a Marketing Payment would cause AOLA and AOLB damage, including without limitation denying AOLB the benefits afforded AOLB by virtue of Itau's access to Itau Customers by means of Distributing CD-ROMs in Itau's branches and direct mailing CD-ROMs to Itau Customers as provided herein, which as a group may be accessed directly only by Itau (and not by any other entity, including AOLA and AOLB), and consequently is not available to AOLB without Itau's participation in the marketing activities, (B) it would be difficult or impossible to determine actual damages in the event of such a breach, (C) the amount of Marketing Payments specified in this Section 5 are a reasonable estimate of the actual damages that AOLA and AOLB would suffer if the marketing commitments are not conducted as required by this MOA, and (D) such amount of Marketing Payments is not a penalty. The Parties further acknowledge that the totality of their rights and obligations under this MOA, the SMA and the Related Agreements, including the number of Shares issued to Itau on the Effective Date (as such term is defined in the SMA), have been determined based on the performance of the marketing obligations under the SMA, as amended herein, and the failure to perform the marketing obligations hereunder, unless rectified, will result in AOLA and AOLB receiving less value from the MOA, the SMA and the Related Agreements than contemplated by the Parties. Accordingly, AOLB shall be entitled to receive the Marketing Payments as provided in this Section 5 as the sole and exclusive remedy for AOLA and AOLB for any failure by Itau to perform any obligation that results in a Marketing Payment under Section 5(a) or 5(b), except for any remedy provided in the SMA that provides for the payment of any Termination Fee, Acceleration Payment or Pro-Rata Reference Payment required by the terms of the SMA. For the avoidance of doubt, it is understood by the Parties that this exclusive remedy, and Itau's obligation to make Marketing Payments, shall not affect Itau's obligation to make other payments described herein, or relieve Itau from its obligation to reimburse AOLB for any actually incurred costs and expenses subject to reimbursement hereunder, including, without limitation, the CD-ROM Costs, the costs associated with in-branch promotion, the costs associated with AOLB's or an agency's employment of Promoters and Supervisors and the amounts due for AOLB/Itau Subscribers as set forth in
                  Section 1(e).

6.       Regulatory Matters.

         (a) In the event that laws, regulations or rules of the Brazilian government or governmental agencies, including the Brazilian Central Bank, prohibit Itau from (i) offering non-bank products inside its branches (and pursuant to the applicable rules the Co-Branded Service is considered a non-bank product) or, (ii) carrying-out any in-branch marketing activities as provided for in this MOA (collectively a "Regulatory Event"), then Itau will be released from all obligations prohibited as a result of such Regulatory Event ("Prohibited Obligations") after the date of the Regulatory Event ("Regulatory Event Date"). In the event a Regulatory Event results in all of or a material portion of Itau's in-branch marketing obligations under Sections 2(a) and (b) of this Exhibit A being deemed Prohibited Obligations, the Target Revenue Percentage shall be deemed to be zero for the remaining term of the SMA.

                  In consideration for such release, Itau shall pay AOLB the sum of (A) the product of (i) a Reference Payment for the Anniversary Year in which such Regulatory Event occurs calculated using the Revenue Elements generated and incurred during the period from the last Anniversary Date to the Regulatory Event Date occurred, and (ii) a fraction, the numerator of which is the number of days from the last Anniversary Date to the Regulatory Event Date, and the denominator of which is 365, (B) if, in the absence of the release in the foregoing paragraph, the failure to perform a Prohibited Obligation(s) would result in any Marketing Payment, any such Marketing Payment that would be due for the Quarter in which the Regulatory Event Date occurs calculated based on Itau's performance of the Prohibited Obligation(s) during the period beginning on the first day of the Quarter and ending on the Regulatory Event Date, and
                  (C) the maximum Marketing Payment related to the Prohibited Obligation(s) that could be due for those Quarters commencing after the Regulatory Event Date.

                  In addition, if the Target Revenue Percentage is deemed to be zero due to such Regulatory Event, then AOLB shall have the option, after such Regulatory Event, to release Itau from all of Itau `s marketing obligations hereunder, including without limitation, those obligations set forth in Sections 1(a), 1(d), 2, 3 and 5. In consideration for such release, Itau shall pay to AOLB the maximum Marketing Payments that could be due for those Quarters commencing after the exercise of such option.

         (b) If any Brazilian judicial authority of competent jurisdiction determines that all Promoters and/or Supervisors deployed in Itau bank branches are deemed banking employees for purposes of determining the wages and benefits of Promoters and/or Supervisors, but not that such Promoters or Supervisors must be hired by or otherwise become employees of Itau, then, within twenty days of AOLB's receipt of written notice of such judicial determination from Itau, AOLB shall notify Itau in writing that it will either (i) bear one-half of the additional incremental expenses of the Promoters and Supervisors that are a direct result of such determination (and Itau shall bear the other one-half of such amount), or (ii) decrease the number of Promoters and Supervisors required under this MOA (such decreased Promoters and Supervisors, the "Decreased Promoters") such that the expenses associated with the Decreased Promoters is equal to one half of the additional incremental expenses that would have been incurred by Itau as a direct result of such judicial determination without such a reduction.

         (c) An "Employee Labor Event" shall be deemed to have occurred if any Brazilian judicial authority of competent jurisdiction determines that all Promoters and/or Supervisors deployed in Itau bank branches must be hired by or otherwise become employees of Itau. At any time during the one-hundred twenty (120) day period after the occurrence of the Employee Labor Event, Itau may elect to accept such determination, in which case it shall promptly so notify AOLB in writing, and AOLB within twenty (20) days after such notice shall notify Itau in writing that (i) it will bear one-half of the additional incremental expenses of the Promoters and Supervisors that are a direct result of such determination (and Itau shall bear the other one-half of such amount), or (ii) that it will decrease the number of Promoters and Supervisors required under this MOA (such decreased Promoters and Supervisors, the "Decreased Promoters") such that the expenses associated with the Decreased Promoters is equal to one half of the additional incremental expenses that would have been incurred by Itau as a direct result of such Employee Labor Event without such a reduction.

                  Immediately after the occurrence of the Employee Labor Event, Itau shall (i) promptly notify AOLB of such judicial determination, (ii) pursue the applicable avenues of appealing or overturning any such determination (unless it elects to accept such determination in accordance with the immediately preceding paragraph), and (iii) continue to provide all in-branch marketing activities described in this Exhibit A for a period of one-hundred twenty (120) days after the occurrence of such Employee Labor Event, unless prohibited by such judicial determination, in which case Itau shall continue to reimburse AOLB for the actual expenses listed in Section 2(a)(iii) (A) and (B) of this Exhibit A for the remaining period of the one-hundred twenty
                  (120) days after the occurrence of such Employee Labor Event. If after pursuing the applicable avenues of appealing or overturning any such determination Itau has not successfully overturned such determination within one-hundred twenty (120) days after the occurrence of such Employee Labor Event, then Itau shall have the option, exercisable within twenty (20) days after such 120th day, to be released from all in-branch obligations under this MOA other than Distribution of CD-ROMs and pay to AOLB: (A) all Promoters Payments, if any, that would be due for the Quarter in which the Employee Labor Event occurs, calculated based on Itau's performance of its obligations during the period beginning on the first day of the Quarter and ending on the day one-hundred twenty (120) days after such Employee Labor Event, and (B) the maximum Promoters Payments that could be due for those Quarters after the day one-hundred twenty (120) days after such Employee Labor Event; provided that AOLB shall have the option to relieve Itau of all its obligations in this Exhibit A (including, without limitation, all of its marketing obligations hereunder and any obligation to pay future Reference Payments, Marketing Payments, Termination Fee, Pro Rata Reference Payments or Acceleration Payments), and require Itau to pay to AOLB an Acceleration Payment where, for the purpose of calculating such Acceleration Payment, the day AOLB notifies Itau it is relieved of all of its obligations in this Exhibit A is deemed the Trigger Date.

                  If Itau does not or ceases to pursue the applicable avenues of appealing or overturning any such determination (except as a result of its successful overturning of such determination) at any time during the one-hundred twenty
                  (120) day period after the occurrence of the Employee Labor Event, then the Parties will promptly retain a mutually agreeable Brazilian labor counsel to determine, within ten
                  (10) days from the date when the parties hire such counsel, whether there is no reasonable prospect of successfully appealing such determination; provided, that, in no event will the Parties retain counsel that does not agree in advance to render a definitive decision as to whether or not there was a reasonable prospect of successfully appealing such determination. If such Brazilian labor counsel concludes there was a reasonable prospect of successfully appealing such determination, then AOLB shall have the option, exercisable within one hundred twenty (120) days after such labor counsel informs the Parties of its conclusion, to relieve Itau of all its obligations in this Exhibit A (including, without limitation, all of its marketing obligations hereunder and any obligation to pay future Reference Payments, Marketing Payments, Acceleration Payments or Pro Rata Reference Payments), and require Itau to pay to AOLB a Termination Fee where, for the purpose of calculating such Termination Fee, the date of the occurrence of the Employee Labor Event is deemed the Trigger Date. If such Brazilian labor counsel concludes there was no reasonable prospect of successfully appealing such determination, then Itau shall have the option, exercisable within twenty (20) days after such labor counsel informs the Parties of its conclusion, to be released from all in-branch obligations under this MOA other than Distribution of CD-ROMs and pay to AOLB: (A) all Promoters Payments, if any, that would be due for the Quarter in which the Employee Labor Event occurs, calculated based on Itau's performance of its obligations during the period beginning on the first day of the Quarter and ending on the day one-hundred twenty
                  (120) days after such Employee Labor Event, and (B) the maximum Promoters Payments that could be due for those Quarters after the day one-hundred twenty (120) days after such Employee Labor Event; provided that AOLB shall have the option to relieve Itau of all its obligations in this Exhibit A (including, without limitation, all of its marketing obligations hereunder and any obligation to pay future Reference Payments, Marketing Payments, Termination Fee or Pro Rata Reference Payments), and require Itau to pay to AOLB an Acceleration Payment where, for the purpose of calculating such Acceleration Payment, the day AOLB notifies Itau it is relieved of all of its obligations in this Exhibit A is deemed the Trigger Date.